Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ITS Networks Inc.
              ----------------------------------------------------
              (Exact Name of Small Business Issuer in Its Charter)

                                    Florida
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

            513330                                               52-2137517
------------------------------                              --------------------
(Primary  Standard  Industrial                               (I.R.S. Employer
  Classification Code Number)                               Identification  No.)


                                ITS Networks Inc.
                C/Villanueva 16, 5th Floor, Madrid, Spain 28001
                          Telephone 011-34-91-431-2475
          ------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Office)

                                ITS Networks Inc.
                C/Villanueva 16, 5th Floor, Madrid, Spain 28001
--------------------------------------------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)

                            Gustavo Gomez, President
                                ITS Networks Inc.
                C/Villanueva 16, 5th Floor, Madrid, Spain 28001
                          Telephone 011-34-91-431-2475
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                          Stephen A. Zrenda, Jr., Esq.
                          Stephen A. Zrenda, Jr., P.C.
                               100 North Broadway
                              2100 Bank One Center
                          Oklahoma City, Oklahoma 73102

   As soon as practicable after effective date of this Registration Statement
        -----------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 426(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                                  CALCULATION  OF  REGISTRATION  FEE

Title of each class
of Securities             Amount to be        Proposed Maximum              Proposed Maximum           Amount  of
to be Registered          Registered(1)       Offering Price per Share(2)   Aggregate Offering Price   Registration  Fee

Common  Stock,
$.001 par value(1)(2)     18,867,925 shares        $0.53                        $10,000,000                 $920

Common  Stock,
$.001 par value owned
by  Cornell  Capital
Partners,  LLP             1,026,316 shares        $0.53                        $   543,948                 $50.04

Common  Stock,
$.001 par value owned
by  to  Westrock
Advisors,  Inc.(1)(2)         26,316 shares        $0.53                        $    13,948                 $1.28

Total Registration Fee                                                                                      $971.32
-------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issued in connection a with share splits, share dividends or similar transactions relating to the securities described herein.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the closing price of the Company's common stock as reported within five business days prior to the date of this filing.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PART  I  -  INFORMATION  REQUIRED  IN  PROSPECTUS  [CROSS  REFERENCE  TABLE]

Item  1.    Front of Registration Statement and Outside
            Front Cover Page of Prospectus                Cover Page and Summary

Item  2.    Inside  Front  and  Outside  Back  Cover
            Pages  of  Prospectus.                        Inside Front Cover and
                                                          Outside  Back  Cover

Item  3.    Summary Information and Risk Factor         Summary and Risk Factors

Item  4.    Use  of  Proceeds                             Use of Proceeds

Item  5.    Determination  of  Offering  Price            N/A

Item  6.    Dilution                                      Not  Applicable

Item  7.    Selling  Security  Holders                    Selling Stockholders

Item  8.    Plan  of  Distribution                        Plan of Distribution

Item  9.    Legal  Proceedings                            Legal  Matters

Item  10.   Directors, Executive Officers, Promoters
            and Control  Persons                          Management

Item  11.   Security Ownership of Certain Beneficial
            Owners and Management                         Management; Principal
                                                          Stockholders

Item  12.   Description of Securities                     Description of
                                                          Capital  Stock

Item  13.   Interest  of  Named Experts and Counsel       Legal Matters; Experts

Item  14.   Disclosure of Commission Position or
            Indemnification For Securities Act
            Liabilities                                   Management

Item  15.   Organization  Within Last Five Years          Business

Item  16.   Description  of  Business                     Business

Item  17.   Management's  Discussion  and  Analysis
            or  Plan  of  Operation                       Management's
                                                          Discussion and
                                                          Analysis  or  Plan  of
                                                          Operation

Item  18.   Description  of  Property                     Business

Item  19.   Certain Relationships and Related
            Transactions                                  Certain  Relationships
                                                          and  Related
                                                          Transactions

Item  20.   Market for Common Equity and Related
            Stockholder Matters                           Price Range  of Common
                                                          Stock

Item  21.   Executive  Compensation                       Management

Item  22.   Financial  Statements                         Consolidated Financial
                                                          Statements

Item  23.   Changes in and Disagreements With
            Accountants  on Accounting  and
            Financial  Disclosure                         Experts

SUBJECT  TO  COMPLETION,  OCTOBER  15,  2002

PROSPECTUS

                                ITS NETWORKS INC.
                        19,920,557 Shares of Common Stock

     This Prospectus relates to the sale of up to $10,000,000 of the Common Stock of ITS Networks Inc., a Florida corporation (the "Company"), to Cornell Capital Partners, L.P. ("Cornell") at a selling price to be determined by market factors at the time of their sale and the Common Stock of the Company which are to be resold by Cornell in the over-the-counter market at their then prevailing market price or in negotiated transactions (estimated to be 18,867,925 shares of Common Stock). This Prospectus also offers the resale of up to 1,026,316 shares of Common Stock that have been previously acquired from the Company by Cornell and 26,316 shares previously acquired from the Company by Westrock Advisors, Inc. ("Westrock"), the Placement Agent in this offering. See "Plan of Distribution".

     As of September 30, 2002, the Company had 25,263,870 shares issued and outstanding, including the shares of Common Stock recently issued to Cornell and Westrock. The Company also intends to issue up to $10,000,000 of its Common Stock to Cornell based upon its Equity Line of Credit Agreement with the Company dated June 18, 2002; which shares will then be offered for resale by Cornell through this Prospectus.

      The Company will not receive any proceeds from the resale of the shares to be offered by Cornell and Westrock to the public. The Company has agreed to pay all of the costs of this offering, excluding commissions and discounts regarding the resale of the Common Stock by Cornell and Westrock.

     Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

     Cornell and Westrock, as the selling stockholders, and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. See "Selling Stockholders" and "Plan of Distribution".

     You should rely only on the information contained or incorporated by reference in this Prospectus to make your investment decision. We have not authorized anyone to provide you with different information. Cornell and Westrock are not offering these securities in any state where such offering is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front page of this Prospectus or in a supplement provided by the Company.

INVESTING IN THE COMMON STOCK OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN THE COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ITS Networks Inc.
                           C/Villanueva 16, 5th Floor
                              Madrid, Spain 28001

                          Telephone 011-34-91-431-2475

                      The Date of this Prospectus is , 2002

    The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.

                                TABLE OF CONTENTS

Prospectus  Summary
The  Offering
Equity  Line  of  Credit
Summary  Consolidated  Financial  Information
Risk  Factors
Forward  Looking  Statements
Use  of  Proceeds
Dividend  Policy
Price  Range  of  Common  Stock
Capitalization
Management's  Discussion  and
    Analysis  of  Financial  Condition  or  Plan  of  Operations
Business
Selling  Stockholders
Plan  of  Distribution
Management
Security  Ownership  of  Management
Principal  Stockholders
Certain  Relationships  and  Related  Transactions
Description  of  Capital  Stock
Shares  Eligible  for  Future  Sale
Legal  Matters
Experts
Where  You  Can  Find  Additional  Information
Consolidated  Financial  Statements                                          F-1

                                                              PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read the entire Prospectus carefully, including "Risk Factors" and our consolidated financial statements and notes to those consolidated financial statements before making an investment decision.

     ITS Networks Inc. (the "Company"), a Florida corporation, was incorporated on November 23, 1998. However, the Company did not conduct any significant operations until December 2000 when there was a change in control of the Company. The Company changed its corporate name from Technology Systems International, Inc. to ITS Networks Inc. to reflect the change in the purposes and nature of its business and increased the authorized number of shares of Common Stock from 25,000,000 to 50,000,000 shares. The previous directors and officers resigned in January 2000, and new directors and officers of the Company were elected. In connection with this change in control of the Company in December 2000, the Company acquired all of the issued and outstanding stock of ITS Europe, S.L., a Spanish telecommunications company organized in 1995. As a result of this acquisition, ITS Europe, S.L. became a wholly owned subsidiary of the Company. In March 2002, the Company once again changed its management team; naming a new President, Treasurer and Secretary. The Company recently moved its principal executive offices from Marbella, Spain to Madrid, Spain. The Company presently has operations offices in Marbella and in Madrid.

     The Company is engaged in the telecommunication industry in Spain. The Company is a communications provider offering direct pre-selected fixed line services, email, broadband, dial around calling, calling cards, auto dialers, business-to-business e-commerce and other internet and web design services. The Company holds an "A" Authorization to Resell Telecommunications Services in Spain.

     The business objective of the Company is to be an integrated supplier of selected telecommunications services to offer to specific niche markets (primarily foreign residents and tourists) at very competitive prices. In addition, the Company will resell all services which allow for reasonable margins and also invest in the deployment of new services in the Spanish market which will allow the Company to establish a competitive advantage and differentiate itself from its competitors.

     The Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. ("Cornell") in which Cornell agreed to purchase up to $10,000,000 of the Common Stock of the Company (the "Agreement"), as requested from time to time by the Company. Upon written notice from the Company, Cornell is committed to purchase Common Stock of the Company at a purchase price equal to 95% of the then current market closing bid prices. Market price is defined to mean the lowest bid price for the Common Stock during the five consecutive trading days after the date following the notice from the Company to Cornell. Under the terms of the Agreement, the Company has previously issued 1,026,316 shares of Common Stock of the Company to Cornell representing $390,000 of shares of Common Stock at $.38 per share, and issued 26,316 shares of Common Stock to Westrock Advisors, Inc. ("Westrock") under the terms of the Placement Agreement. This Prospectus also covers the resale of this Common Stock previously acquired by Cornell and Westrook from the Company.

                                  THE OFFERING

Summary
-------

     Common  Stock  outstanding
     prior  to  the  offering:        25,263,870 shares

     Shares  being  offered for sale:  1,026,316 shares owned by Cornell Capital
                                                 Partners,  L.P.
                                          26,316 shares owned by Westrock
                                                 Advisors,  Inc.
                                      18,867,925 shares  to  be  acquired  by
                                                 Cornell  Capital Partners, L.P.
                                      ----------

                                      19,920,557 Total  Shares  Offered  (1)

     Common Stock estimated to be
     outstanding after this
     offering  (3)                    44,131,795 shares  (2)

     Price per share to the public:   Market  price  at  time  of  sale, or as
                                      determined  by  negotiated transactions

     Total proceeds estimated to
     be raised by the Company in
     this offering:                   $10,000,000

     Use of proceeds from the sale
     of the shares to the Cornell     We plan to use the proceeds from the sale
                                      of the shares  by  the Company to Cornell
                                      for working capital, business and market
                                      expansion and general corporate purposes.
                                      We  may  use a portion of the net
                                      proceeds to acquire businesses, assets, or
                                      technologies that are complementary
                                      to  our  business.

     Over-the-Counter  Market
     Symbol                           ITSN
--------------------
(1) The number of shares offers for sale will vary because of changes in the price of the Common Stock of the Company in the over-the-counter market.
(2) The estimated number of shares of Common Stock to be outstanding upon completion of this offering is based on the number of shares outstanding as of September 30, 2002, and excludes:

             * Warrants to purchase 880,000 shares of Common Stock exercisable at $1.00 through December 24, 2004.

             * 2,500,000 shares of Common Stock that may be issued under the Company's employee stock option, SAR and stock bonus plan and 2,000,000 that may be issued under the Company's consultant stock option, SAR and stock bonus plan.

The  Offering
-------------

         This offering relates to the sale of Common Stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

         - Cornell Capital Partners, which intends to sell up to 19,894,241 shares of Common Stock.

         - Westrock Advisors, Inc., which intends to sell up to 26,316 shares of Common Stock previously issued in a private offering.

         Pursuant to the Equity Line of Credit Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, LP
("Cornell")  shares  of  Common  Stock  for  a  total   purchase  price  of  $10
million. Cornell will purchase the shares of our Common Stock at 95% of the prevailing market prices of our Common Stock, determined to be the lowest bid price during the five consecutive trading days following the date of the notice from the Company to Cornell. Cornell intends to resell any shares purchased under the Equity Line of Credit Agreement at the then prevailing market price.

         We cannot predict the actual number of shares of Common Stock that will be issued pursuant to the Equity Line of Credit Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Common Stock that will be issued using certain assumptions. Assuming we drew down the entire $10,000,000 available under the equity line of credit in a single advance (which is not permitted under the terms of the Equity Line of Credit Agreement) and the purchase price was equal to $0.53 per share , then we would issue 18,867,295 shares of our Common Stock to Cornell. These shares would represent 42.8% of our outstanding Common Stock upon issuance. In the event the market price of our Common Stock was $0.50 per share, we would have to issue 20,000,000 shares of our Common Stock in order to fully utilize the
$10,000,000 available under the Equity Line of Credit Agreement, which would represent 44.2% of our Common Stock upon issuance. The Company is registering 19,920,557 shares of Common Stock for the sale under the Equity Line of Credit Agreement. Since the number of shares we are registering is an approximation and depending on our market price, there could be an insufficient number of shares to fully utilize the equity line of credit and we may be required register additional shares of Common Stock. Accordingly, the shareholders of the Company would need to approve an increase in our authorized Common Stock and we would need to register additional shares of Common Stock in order to fully utilize the $10,000,000 available under the Equity Line of Credit Agreement. We cannot predict whether we would obtain shareholder approval to increase our authorized Common Stock due to the dilutive effect to existing shareholders of this type of financing arrangement.

                              EQUITY LINE OF CREDIT

Summary
-------

     On  June  18,  2002,  we entered into an equity line of credit with Cornell
Capital Partners, L.P. ("Cornell"). Pursuant to the Equity Line of Credit Agreement, we may, at our discretion, periodically sell to the Investor shares of Common Stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the equity line of credit, Cornell will pay 95% of the lowest closing bid price on the Over-the-Counter Electronic Bulletin Board or other principal market on which our Common Stock is traded for the five consecutive trading days immediately following the notice date. Cornell is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The effectiveness of the sale of the shares under the Equity Line of Credit Agreement is conditioned upon us registering the shares of Common Stock with the U.S. Securities and Exchange Commission. The costs associated with this registration will be borne by us.

Equity  Line  of  Credit  Explained
-----------------------------------

     Pursuant to the Equity Line of Credit Agreement, we may periodically sell shares of Common Stock to Cornell to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven (7) trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of Common Stock and Cornell will pay the advance amount.

     We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell has advanced
$10,000,000 or twenty-four months after the effective date of the accompanying Registration Statement, whichever occurs first.

     We are entitled to an advance of $106,250, every seven trading days period after the effective date of the accompanying Registration Statement of which this Prospectus is part, not to exceed $425,000 in any 30 day period, upon the Company's notice request to Cornell.

     We cannot predict the actual number of shares of Common Stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Accordingly, the shareholders of the Company may need to approve an increase in our authorized Common Stock and we would need to register additional shares of Common Stock in order to fully utilize the $10,000,000 available under the Equity Line of Credit Agreement at the prices set forth below.

     You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the equity line of credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit Agreement.

          Market Price:              $0.30      $0.50       $0.75      $1.00

          Purchase Price:            $100,000   $100,000    $100,000   $100,000

          No. of Shares Issues (1):   333,333    200,000     133,333    100,000
----------------------

(1) Represents the number of shares of Common Stock to be issued to Cornellat the prices set forth in the table which represents 95% of the lowest closing bid price of the Common Stock of the Company during the five consecutive trading days after the Company notifies Cornell of its request for funds.

     Section 7.2(g) of the Agreement provides that in no event shall the number of shares issued by the Company to Cornell cause it to own more than 9.9% of the then issued and outstanding shares of the Common Stock of the Company.

     Proceeds used under the Equity Line of Credit Agreement will be used for working capital to begin and support continued operations. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $64,000 consisting primarily of professional fees incurred in connection with the registration statement relating to this Prospectus. See "Use of Proceeds".

     In addition, in connection with the Equity Line of Credit Agreement, we issued 26,316 shares of our Common Stock to Westrock Advisors, Inc. as a placement agent fee.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth summary consolidated financial data for our Company. You should read this information together with the consolidated financial statements and the notes to those statements appearing elsewhere in this Prospectus and the information under "Management's Discussion and Analysis or Plan of Operations".

                                                                     Nine Months Ended
Consolidated Statement of         Year  Ended  September  30,          June 30, 2002
Operations  Data             1999(1)        2000           2001(2)      (Unaudited)
--------------------------------------------------------------------------------------
Revenues                    $        0   $         0     $ 2,381,000   $ 1,725,000

Cost  of  good sold                  0             0       1,894,000     1,246,000

Operating  Expenses:
  Bad  debt  expense                 0             0           3,000       148,000

  General and administrative    69,038        26,088       1,468,000     1,200,000
                            ------------------------------------------------------

  Total operating expenses      69,038        26,088       1,516,000     1,374,000
                            ------------------------------------------------------

Operating  loss                (78,425)      (26,088)     (1,029,000)     (895,000)


Interest  expense                    0             0         (23,000)       (6,000)
                            ------------------------------------------------------

  Net  loss                 $  (78,425)  $   (27,378)    $(1,058,000)  $  (901,000)
                            ======================================================

Basic and diluted net
  loss per share            $     (.02)  $      (.01)    $      (.05)  $      (.04)
                            ======================================================

Shares used in computing
  net loss per share (1)     4,128,000     4,301,000      21,317,000    22,706,048
                            ======================================================

                                                                     Nine Months Ended
Consolidated Balance Sheet         Year  Ended  September  30,          June 30, 2002
Data                          1999(1)        2000           2001(2)      (Unaudited)
--------------------------------------------------------------------------------------
Cash, cash equivalents and
  short-term  investments   $       966  $        33     $    12,000   $     64,000

Working capital (deficit)   $    12,957  $   (10,635)    $  (470,000)  $   (351,000)
                            ------------------------------------------------------

  Total  assets             $    86,810  $    76,041     $   631,000   $    720,000
                            ------------------------------------------------------

Long term debt, less
  current portion           $         0  $         0     $ 1,195,000   $    539,000
                            ------------------------------------------------------

Accumulated stockholders'
  deficit                   $   (78,425) $  (105,803)    $ (2,779,000) $(3,680,000)

Stockholders' equity
  (deficit)                 $    81,991  $    54,588     $ (1,433,000) $  (535,000)
                            ------------------------------------------------------


Consolidated Statement of
  Cash  Flows  Data

Cash flows used by
  operations                $    (2,805) $    (6,942)    $   (924,000) $  (649,000)

Cash flows used by
  investing activities      $   (48,854) $   (12,457)    $    (21,000) $   (72,000)



Cash flows provided from
  financing activities      $    52,625  $     6,448     $    933,000  $   821,000
                            ------------------------------------------------------

Other Consolidated Financial
  Data

Adjusted  EBITDA  (3)       $   (20,408) $  (36,548)     $   (990,000) $  (869,000)$

Adjusted Working Capital(4) $    11,991  $  (10,668)     $   (482,000) $  (383,000)
---------------------------

(1)  Date  of   inception  (November  23,  1998)  through  September  30,  1999.
(2) During fiscal 2001, the Company acquired all of the issued and outstanding capital stock of ITS Europe, S.L., a telecommunications company organized under the laws of Spain, in exchange for Common Stock of the Company. See "Consolidated Financial Statements". Prior to this acquisition of ITS Europe, S.L., the Company had no significant operations.
(3) Adjusted EBITDA, as defined, represents income or (loss) from continuing operations before interest, taxes, depreciation, amortization, non-cash stock-based compensation. We believe adjusted EBITDA provides meaningful additional information about our operating results and our ability to service our outstanding borrowings and to fund our continued growth. Adjusted EBITDA is considered by many financial analysts to be a meaningful indicator of future profitability and growth. Adjusted EBITDA should not be construed as an alterative to operating income (loss) as determined in accordance with the U.S. generally accepted accounting principles or GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity. Because adjusted EBITDA is not calculated in the same manner by all companies, our presentation may not be comparable to other similarly titled measures reported by other companies.
(4) Adjusted Working Capital, as defined, represents current assets less current liabilities, but excluding cash and cash equivalents, amounts outstanding on our loans and putable warrants. We believe Adjusted Working Capital provides a meaningful additional information about the efficiency of our utilization of operating assets.


                                  RISK FACTORS

General
-------

     You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In such an event, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

IF OUR TELECOMMUNICATIONS SERVICES DO NOT BECOME WIDELY USED IN OUR MARKET, IT IS UNLIKELY THAT WE WILL BE PROFITABLE.

     In order to be successful, and to achieve our strategic objectives, we must successfully, timely and cost-effectively expand the reach of our products and service offerings to other niche markets in Spain apart from the southern coast where we primarily operate. We must also develop the right product/price mix for each target market.

     We must continue to develop and expand our information systems infrastructure as the number of our clients and the amount of information they wish to access, as well as the number of services which we offer, increase. The development of our Information Systems network infrastructure will require substantial financial, operational and management resources. We may not be able to expand our network adequately to meet the demand for increased usage. If we do not adapt our systems rapidly enough, additional stress may be placed on our network hardware, the traffic management and other systems and operating facilities. Our network may be unable to service a substantial number of additional clients while maintaining high performance , timely and accurate billing and high level customer care.

     A variety of factors, uncertainties and contingencies that are beyond our control, such as the availability of transmission capacity, the price of transmission capacity, availability of wireless transmission capacity and technologies, local regulations and availability of sales representatives or other third party sales and support channels will affect the expansion of our network. A failure of adequate transmission facilities in certain new locations as we expand our service coverage as planned may have a material adverse effect on our ability to service our clients and grow our business.

     Our growth in 2000 and early 2001 placed a significant strain on our management, financial controls, operating and accounting systems, personnel and other resources. The year 2001 was spent retreating from areas which were not profitable and resizing the organization. We currently rely on a relatively small core management team. As we grow, we must not only manage demands on this team but also increase management resources, among other things, to continue to expand, train and manage our employee base and maintain close coordination among our technical, accounting, financing, marketing and sales staff. In addition, our network infrastructure, technical support and other resources may not be sufficient to facilitate our growth. If we do not successfully manage our growth, we may be unable to adequately support our clients' communications needs in the future.

     In summary, our challenge is to expand our services and increase our customer base simultaneously so that both are increased in a proportional relationship which allows them to mutually support each other. Rapid expansion of our service area or technical facilities and capacity, without the customer base to support it, would be inefficient and result in a substantial decrease in financial return. Likewise, a substantial increase in our customer base which cannot be supported by our technical facilities and service area would impact the Company's ability to service its customers in a detrimental way and might result in an unfavorable sales environment and inability to maintain the Company's customer base.

     Our ability to retain our clients and provide them with new and innovative service offerings may suffer if we are not able to keep up with the rapid technological developments in our industry and continue to ensure competitive prices of our services. In addition, even though the current telecoms market conditions are weeding out many players, other new competitors are arising from large, solid companies traditionally dedicated to other non-telecoms business.

     The global communications industry is subject to rapid and significant technological changes, such as continuing developments of alternative technologies for providing high-speed data communications. We cannot predict the effect of technological changes on our business. We will rely in part on third parties, including some of our competitors and potential competitors, for the development of and access to communications and networking technologies. We expect that new services and technologies applicable to our market will emerge. New products and technologies may be superior and/or render obsolete the products and technologies that we currently use to deliver our services. Our future success will depend in part, on our ability to anticipate and adapt to technological changes and evolving industry standards. We may be unable to obtain access to new technologies on acceptable terms or at all, and we may be unable to obtain access to new technologies and offer services in a competitive manner. Any new products and technologies may not be compatible with our technologies and business plan. We believe that the global communications industry should set standards to allow for the compatibility of various products and technologies. The industry however, may not set standards on a timely basis or at all. As such, the Company is investing in launching new services in Spain based on technologies which exist in the United States but that are still relatively new to Europe. The intention is to make a name for itself as an innovative leader in the market even though these services today will not generate great revenues for the Company.


     If members of our senior management team leave the Company, then our ability to operate our business may be negatively affected.

Our future success depends to a significant extent on the continued services of our senior management, particularly Gustavo Gomez, the President and Treasurer of the Company, and other employees of the new executive team. The loss of the services of Mr. Gomez or any other present or future key employee, could have a material adverse effect on the management of our business. We have an employment agreement with Mr. Gomez. We do not maintain "key person" life insurance for any of our personnel.

     Competition for highly-skilled personnel is intense and the success of our business depends on our continuing ability to attract, retain and motivate highly-skilled employees. As we continue to grow, we will need to hire additional personnel in all areas. Competition for personnel throughout the data and voice communications industries is intense. We may be unable to attract or retain key employees or other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly-skilled employees with appropriate qualifications. If we do not succeed in attracting sufficient new personnel or retaining and motivating our current personnel, our ability to provide our services could diminish. To this end, the Company has recently established an Employee Stock Option Plan which is expected to include each and every employee.

     If we are unable to maintain our sales representative and third-party sales channel relationships, then our ability to sell and support our services may be negatively impacted.

     We are and will continue to be significantly dependent on a number of third-party relationships, including UNI2 (France Telecom), our sales representatives and partners, to market and support our services. Many of our arrangements with third-party providers are not exclusive and may be terminated at the convenience of either party. We cannot provide any assurances that these third parties regard our relationship with them as important to their own respective businesses and operations, that they will not reassess their commitment to us at any time in the future, that they will meet their sales targets or that they will not develop their own competitive services.

     We may not be able to maintain our current relationships or form new relationships with third parties that supply us with clients, software or related products that are important to our success. Accordingly, we cannot provide any assurances that our existing or prospective relationships will result in sustained business partnerships, successful offerings or the generation of significant revenues.

     We rely on our sales representatives for some of the support and local implementation necessary to deliver our services on a broad basis. We also rely on these sales representatives for insights into local operating and market conditions. The failure of these sales representatives to perform their tasks or perform their responsibilities effectively could, in turn, adversely affect our business. In addition, we sometimes provide our sales representatives with equipment and installation services to facilitate our market participation. We may have limited recourse, or potentially no recourse, if they do not perform the services that we expect them to perform, and we may not be able to recover our equipment. Our recourse may be limited because the local laws and judicial system may not be effective in enforcing our rights. Also, our sales representatives may be parties to the legal contracts with clients. If these agreements are terminated, the clients may have no legal obligation to purchase our services.

     The  Company  directly   assumes  the  responsibility   for  obtaining  the
regulatory approvals and licenses that we need to offer our communications services in other jurisdictions provinces.

     Delays in receiving transmission capacity or delays in equipment delivery or loss of our equipment suppliers could impair the quality of our services and our growth.

     We acquire, by lease or by purchase, transmission capacity from a wide range of suppliers, both to connect client premises to our network and for other network connections. We have from time to time experienced short-term delays in receiving the requisite transmission capacity from suppliers. We cannot assure you that we will be able to obtain these services in the future within the time frames required by us at a reasonable cost. Any failure to obtain transmission capacity on a timely basis and at a reasonable cost in a particular jurisdiction, or any interruption of local access services, could have an adverse effect on our service levels and our growth.


     The auto-dialers, computers, routers and antennae used in our network are provided primarily by various suppliers. These suppliers also sell services and products to our competitors and may become competitors themselves. We may experience delays in receiving components from our suppliers or difficulties in obtaining their products at commercially reasonable terms. If we are required to seek alternate sources of the mentioned equipment, we are likely to experience delays in obtaining equipment and may be required to pay higher prices for that equipment, increasing the cost of expanding and maintaining our services and network.

     Some of our vendors are in difficult financial circumstances. If our agreements with those vendors are validly rejected in bankruptcy or are otherwise adversely affected, then our operating expenses may increase and our net income may decrease.

     Due to financial and competitive pressures in specific industries, one or more of our vendors may initiate bankruptcy proceedings in the future Due to the novel status of certain of our vendor agreements in the bankruptcy context, it is unclear how these agreements will be characterized under the federal bankruptcy code or analogous laws of other jurisdictions. If a bankruptcy court concludes that our vendor agreements may be rejected in bankruptcy or the agreements are otherwise adversely affected, then our operating expenses may increase and our net income may decrease.

     If our network infrastructure is disrupted or security breaches occur, we may lose clients or incur additional liabilities.

     We and other service providers may in the future experience interruptions in service as a result of fire, natural disasters, power loss, or the accidental or intentional actions of service users, current and former employees and others. Although we continue to implement industry-standard disaster recovery, security and service continuity protection measures, including the physical protection of our offices and equipment, similar measures taken by us or by others have been insufficient or circumvented in the past. We cannot assure you that these measures will be sufficient or that they will not be circumvented in the future. Unauthorized use of our network could potentially jeopardize the security of confidential information stored in the computer systems or transmitted by our clients. Furthermore, addressing security problems may result in interruptions, delays or cessation of services to our clients. These factors may result in liability to us or our clients.


     The markets we serve are highly competitive and our competitors may have much greater resources to commit to growth, new technology or marketing.

     Our current and potential competitors include other companies that provide voice and data communications services to multinational businesses, systems integrators, national and regional Internet Service Providers, or ISPs, wireless, cable television and satellite communications companies, software and hardware vendors, and global, regional and local telecommunications companies. In addition, we expect that the predicted growth of the voice and data communications market will attract other established and start-up companies building global networks and beginning to offer voice and data communications as part of a comprehensive communications services portfolio. Our competitors, which may operate in one or more of these areas, include companies such as Telefonica S.A., British Telecommunications, or BT, France Telecom, and WorldCom, Inc. Our sales representatives and suppliers could also become competitors either directly or through strategic relationships with our competitors.

     Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, greater name recognition and more established relationships in the telecommunications industry than we do. We cannot be sure that we will have the resources or expertise to compete successfully in the future. Our competitors may be able to:

     - develop and expand their network infrastructures and service offerings more quickly;

     -  adapt  better to new or emerging technologies and changing client needs;

     -  take  advantage  of  acquisitions  and other opportunities more readily;

     - devote greater resources to the marketing and sale of their services and products; and

     -  adopt  more  aggressive  pricing  policies.

     Some of our competitors may also be able to provide clients with additional benefits at lower overall costs. We cannot be sure that we will be able to match cost reductions of our competitors. In addition, we believe it is likely that there will be additional consolidation in our market, which could increase competition in ways that may adversely affect our business, results of operations and financial condition.

     We operate in and intend to expand further into other areas of Spain. We cannot be sure that we will be able to obtain or build the necessary service infrastructure in a cost-effective manner or compete effectively in these new cities. There are risks inherent in conducting business on a national level. These include:


     -  unexpected  changes  in  regulatory  requirements;

     -  local  language  or  municipal  law  restrictions;

     -  tariffs  and  other  barriers;

     -  challenges  in  staffing  and  managing  remote  operations;

     -  political,  social  and  economic  local  characteristics;

     -  costs  of  services  tailored  to  specified  markets;

     -  potentially  adverse  tax  consequences.

     Any of these factors could adversely affect our operations. In addition, most of our revenues are derived from European clients living in Spain. Therefore, a future slowdown or recession in Spain or in the European economy would have a material adverse effect on our revenues and profitability.

     We invoice substantially all sales of services and products to our present customers in Euros (formerly in "Pesetas"). However, some of our suppliers and partners derive their revenues and incur maintenance and other costs in currencies other than Euros; such as the U.S. Dollar. The obligations of these parties whose revenues are largely in foreign currencies will be subject to unpredictable and indeterminate fluctuations if those currencies change relative to Euros. Furthermore, these parties may be or may become subject to exchange control regulations which might restrict or prohibit the conversion of their revenue currencies into Euros or U.S. dollars. The occurrence of any of these factors could have a material adverse effect on our current or future international operations. Our exposure to exchange rate fluctuations is not expected to affect our consolidated accounts because the Company primarily uses the Euro in its operations.

     Our efforts to maximize shareholder value through strategic alternatives may not be realized in the near future or at all.

     Carnival Enterprises Ltd. presently owns approximately 50.2% of our Common Stock. This stockholder is presently able to exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of our Company, should the need arise, which could have a material adverse effect on our stock price.

     Our quarterly operating results may vary, which may cause volatility or a decline in the price of our Common Stock.

     Our revenues and operating results may vary significantly from quarter to quarter due to a number of factors, not all of which are in our control. These factors include:


     -  the  timing  of  new  service  offerings;

     -  changes  in  our  pricing  policies  or  those  of  our  competitors;

     -  the  timing  and  completion  of  the expansion of our service offering;

     - market acceptance of voice and data communications generally, and of new and enhanced versions of our services in particular;

     -  the  length  of  our  contract  cycles;  and

     - our success in expanding our sales force and expanding our distribution channels.

     In addition, a relatively large portion of our expenses are fixed in the short-term, particularly with respect to global communications capacity, depreciation, office lease costs and interest expenses and personnel, and therefore our results of operations are particularly sensitive to fluctuations in revenues. Due to the factors noted above and other risks discussed in this section, you should not rely on period-to-period comparisons of our results of operations. Quarterly results are not necessarily meaningful and you should not unduly rely on them as an indication of future performance. It is possible that in some future periods our operating results may be below the expectations of public market analysts and investors. In this event, the price of our Common Stock may not increase or may fall. Please see "Management's Discussion and Analysis of Financial Condition or Results of Operations".

     The stock market has experienced significant price and volume fluctuations, and the market prices of global companies have been extremely volatile. The market price of our Common stock could be affected by:


     -  quarterly  variations  in  our  operating  results;

     -  technological  innovations  of  ours  or  of  our  competitors;

     -  changes  in  government  regulations;

     - conditions in the international voice communications and telecommunications industries;

     -  increased  price  competition;

     -  changes  in  earnings  estimates  by  analysts;  and

     - change in general economic conditions and volatility in the financial markets.

     We face uncertain and changing regulatory restrictions which could limit our operating flexibility and increase our costs.

     We currently hold authorizations for international telecommunications services between Spain and other countries. Future regulatory, judicial and legislative changes in Spain may impose additional costs on us or restrict our activities. In addition, regulators or third parties may raise material issues with regard to our compliance with applicable regulations. Failure to comply with applicable laws or regulations in Spain could prevent us from carrying on our operations cost effectively.


     The law relating to the liability of online services companies and Internet access providers for data and content carried on or disseminated through their networks is currently unsettled and could expose us to unforeseen liabilities.

     It is possible that claims could be made against online services companies and Internet access providers under the laws of Spain and/or EU law for defamation, negligence, copyright or trademark infringement, or other theories based on data or content disseminated through their networks, even if a user independently originated this data or content. Several private lawsuits seeking to impose liability upon online services companies and Internet access providers have been filed in U.S. and foreign courts. While the United States has passed laws protecting Internet access providers from liability for actions by independent users in limited circumstances, this protection may not apply in any particular case at issue. In addition, some countries, such as China, regulate or restrict the transport of voice and data traffic in their jurisdiction. The risk to us, as an Internet access provider, of potential liability for data and content carried on or disseminated through our system could require us to implement measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue some of our services. Our ability to monitor, censor or otherwise restrict the types of data or content distributed through our network is limited. Failure to comply with any applicable laws or regulations in particular jurisdictions could result in fines, penalties or the suspension or termination of our services in these jurisdictions. The negative attention focused upon liability issues as a result of these lawsuits and legislative proposals could adversely impact the growth of public Internet use. We do not presently have any professional liability insurance. Our professional liability insurance in the future may not be adequate to compensate or may not cover us at all in the event we incur liability for damages due to data and content carried on or disseminated through our network. Any costs not covered by insurance that are incurred as a result of this liability or alleged liability, including any damages awarded and costs of litigation, could harm our business and prospects.

Economic  Conditions
--------------------

     Recent trends appear to reflect a downturn in economic activity, such as declines of sales of automobiles, high technology items, and other areas including the series of telecoms companies filing for bankruptcy. If such conditions continue and result in an economic recession, it will adversely affect the Company's ability to conduct its research and development and to market any products developed from such activities, although it is not reasonably possible to estimate the extent of such adverse affects.


WE DEPEND ON THIRD-PARTY PRODUCTS AND SERVICES, AND SOLE OR LIMITED SOURCES OF SUPPLY TO MANUFACTURE SOME COMPONENTS OF OUR PRODUCTS AND TO PROVIDE CERTAIN SERVICES TO OUR CUSTOMERS.

     We rely on several carriers to provide the services we offer. Some of these services may be obtained from a single supplier or a limited group of suppliers. Our reliance on carriers generally, and a sole or limited group of suppliers in particular, involves several risks, including:

     - the inability to obtain an adequate variety of alterative service offerings;

     -  reduced  control  over  quality  and  pricing  of  components;  and

     -  delays  and  long  lead  times  in  receiving  materials  from  vendors.

We  may  not  Achieve  or  Sustain  Profitability  in  the  Future
------------------------------------------------------------------

     We are at an early stage of executing our new business plan implemented in May 2002. We have incurred operating and net losses and negative cash flow from operations since our inception. As of June 30, 2002, we had an accumulated deficit of $(3,680,00) and a stockholders' deficit of $(535,000). For the years ended September 30, 2001, 2000, and 1999, we had net losses of $(1,058,000), $(27,378), and $(78,425), respectively, and we had a net loss of $(901,000) during the nine month period ended June 30, 2002. We may also in the future incur operating and net losses and negative cash flow from operations, due in part to anticipated increases in expenses for research and product development, acquisitions of complementary businesses and technologies and expansion of our sales and marketing capabilities. We may not be able to achieve or maintain profitability. Moreover, if we do achieve profitability, the level of any profitability cannot be predicted and may vary significantly from quarter to quarter.

Our  Success  Will  Depend  on Our Ability to Attract and Retain Technicians and
--------------------------------------------------------------------------------
Sales  Personnel
----------------

     Our future success will depend to a significant extent on our ability to attract, retain and motivate highly skilled technical and sales and marketing personnel. We presently have 22 full-time employees of which 3 are technical and 7 are sales. Our ability to maintain, expand or renew existing engagements with our customers, enter into new engagements and provide additional services to our existing customers depends, in large part, on our ability to hire and retain technicians with the skills necessary to keep pace with continuing changes in technology and sales personnel who are highly motivated. Our officers and employees are "at will" which means that they may resign at any time, and we may dismiss them at any time, except that Gustavo Gomez and Martin-Luis Becerra have employment agreements with the Company. See "Management". We believe that there is a shortage of, and significant competition for, technicians with the skills and experience in the sciences necessary to perform the services we offer. We compete with other companies and academic institutions for new personnel. In addition, our inability to hire additional qualified personnel may require an increase in the workload for both existing and new personnel. We may not be successful in attracting new technicians or sales personnel or in retaining or motivating our existing personnel.

Future  Sales  or  Our  Common  Stock  May  Depress  Our  Stock  Price
----------------------------------------------------------------------

     The market price of our Common Stock could decline as a result of sales of substantial amounts of our Common Stock in the public market during and after the closing of this offering, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of Common Stock. There will be 44,131,795 shares of Common Stock outstanding immediately after this offering, assuming all of the shares estimated to be offered by this Prospectus are sold. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliates", as defined in Rule 144 of the Securities Act. There are 23,544,370 shares of Common Stock presently outstanding as "restricted securities" as defined in Rule 144 which will be available for sale in the future. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

     The Company has registered 2,000,000 additional shares of Common Stock which will be reserved for issuance upon exercise of options or stock bonuses to be granted or reserved for grant under our 2002 Stock Option, SAR and Stock Bonus Plan. Upon issuance of these shares, they can be sold in the public market, subject to restrictions under the securities laws applicable to resales by affiliates. In addition, the Company has registered another 2,500,000 shares of Common Stock which is reserved for our 2002 Employee Stock Option, SAR and Stock Bonus Plan.

BECAUSE IT IS UNLIKELY THAT WE WILL PAY DIVIDENDS, AT LEAST WITHIN THE NEXT TWO YEARS, YOU WILL ONLY BE ABLE TO BENEFIT FROM HOLDING OUR STOCK IF THE STOCK PRICE APPRECIATES.

     We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. See "Dividend Policy".

THE TELECOMMUNICATIONS INDUSTRY IS HIGHLY COMPETITIVE AND SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND WE MAY NOT HAVE THE RESOURCES NECESSARY TO COMPETE SUCCESSFULLY.

     We compete with European and American companies that are engaged in the development and production of new services, products and technologies. The telecommunication industry is highly dependent upon the technological products upon which bases its services. The rate at which the different "players" adopt technological change will influence the competitive advantages to be had. Many of our competitors may have access to greater financial, technical, research, marketing, sales, distribution, service and other resources than we do.

     Moreover, the telecommunications business is characterized by rapid and continuous technological invasion. We anticipate that we will face increased competition in the future as new companies enter the market and advanced technologies become available. Our products, services and expertise may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by us or one or more of our competitors. For example, 15 years ago mobile phone technology rendered mobile telephone devices and services economically out of reach for all but the wealthiest of corporations or individuals and the internet, as we know it, did not exist. There can be no assurance that new advances of a similar nature will not occur in the near or distant future which will render the telecommunications systems of our Company obsolete. As a result, we may not be able to compete successfully with existing or future competitors.

THE TELECOMMUNICATIONS INDUSTRY FACES UNIQUE PROBLEMS AS A RESULT OF GOVERNMENT REGULATION.

NOTE: IN ADDITION TO SUCH RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY EXIST.

                           FORWARD-LOOKING STATEMENTS

     When used in this Prospectus and in our other filings with the SEC, in our press releases and in oral statements made with the approval of one of our authorized executive officers, the words or phrases "will likely result", "plans", "will continue", "is anticipated", "estimated", "expect", "project" or "outlook" or similar expressions (including confirmations by one of our authorized executive officers of any such expressions made by a third party with respect to us) are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on any such statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties, including but not limited to our history of losses, our limited operating history, our need for additional financing, rapid technological change, and an uncertain market, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the factors described below and in the Business section of this Prospectus. We undertake no obligation to release publicly revisions we made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements. All written and oral forward-looking statements made after the date of this Prospectus, our annual report and/or attributable to us or persons acting on our behalf are expressly qualified in their entirety by this discussion.

                                USE OF PROCEEDS

     We estimate that the net proceeds from the sale of our shares of Common Stock to Cornell will be approximately $10,000,000 before deducting the estimated cash offering expenses of approximately $64,000.

     We currently intend to use the net proceeds to fund our existing operating deficit, to expand to other markets, to market and promote our service offering, invest in new innovative services which may provide for a differentiated offering as well as to possibly invest in the acquisition of crippled telecoms companies which can complement the Company's existing position. We also may use a portion of the net proceeds to acquire other businesses or technologies, hire additional personnel and expand our facilities to be able to meet the growing needs of our business. Although we have no current agreements or commitments with respect to any acquisition, we may, if the opportunity arises, use an unspecified portion of the net proceeds to acquire or invest in products, technologies or other companies. We intend to use the balance of the net proceeds for general corporate purposes, including working capital. Our management may spend the proceeds from this offering in ways which the stockholders may not deem desirable.

     The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the growth of our business.

     Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment-grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.


                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the board of directors may deem relevant.

                          PRICE RANGE OF COMMON STOCK

General
-------

     The   Common  Stock   is   traded  on   the   Electronic   Bulletin   Board
over-the-counter market, and is quoted under the symbol ITSN. It was previously traded under the symbol TYSN.

     When the trading price of the Company's Common Stock is below $5.00 per share, the Common Stock is considered to be "penny stocks" that are subject to rules promulgated by the Securities and Exchange Commission (Rule 15-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the Commission's standardized risk disclosure document; (b) providing to customers current bid and offers; (c) disclosing to customers the brokers-dealer and sales representatives compensation; and (d) providing to customers monthly account statements.

Market  Price
-------------

     The following table sets forth the range of high and low closing sale prices per share of the Common Stock of the Company as reported by Pink Sheets (formerly known as National Quotation Bureau, L.L.C.) for the periods indicated.

YEAR  ENDED  DECEMBER  31,  1999          HIGH  CLOSING (1)    LOW  CLOSING (1)
                                          SALE  PRICE          SALE  PRICE
--------------------------------          -----------------    ----------------
1st  Quarter                                  N/A                  N/A
2nd  Quarter                                  N/A                  N/A
3rd  Quarter                                  N/A                  N/A
4th  Quarter                                  $4.00                $2.00

YEAR  ENDED  DECEMBER  31,  2000
1st  Quarter                                  $4.00               $2.00
2nd  Quarter                                  $4.00               $3.875
3rd  Quarter                                  $4.00               $4.00
4th  Quarter                                  $4.00               $0.625

YEAR  ENDED  DECEMBER  31,  2001
1st  Quarter                                  $3.375              $0.78125
2nd  Quarter                                  $2.05               $0.65
3rd  Quarter                                  $1.06               $0.63
4th  Quarter                                  $1.07               $0.60

YEAR  ENDING  DECEMBER  31,  2002
1st  Quarter                                  $0.75               $0.40
2nd  Quarter                                  $0.96               $0.33
3rd  Quarter  (2)                             $0.33               $0.31

(1) The Company is unaware of the factors which resulted in the significant fluctuations in the prices per share during the periods being presented although it is aware that there is a thin market for the Common Stock, that there are frequently few shares being traded and that any sales activity significantly impacts the market.

(2)  Includes  closing  bid  prices  from  July  31,  2002  through September 5,
     2002.

     The closing sales price of the Common Stock of the Company on October 8, 2002, was $0.53 per share.

                                 CAPITALIZATION

     The following table sets forth information regarding our actual capitalization as of June 30, 2002 (unaudited).

                                                        June  30,  2002
                                                          (Unaudited)
                                                        ---------------
Long-term  obligations,  less  current  portion           $   539,000

Stockholders'  equity:

Common  Stock,  $.001  par  value,
  50,000,000  shares  authorized;  issued  and
  outstanding  Common  Stock,  actual  24,786,238
  shares                                                  $    25,000

Preferred Stock, $.001  par  value;  5,000,000
  shares authorized; none issued or outstanding                     0

Additional  paid  in  capital                             $ 3,158,000

Accumulated  stockholders'  (deficit)                     $(3,680,000)
                                                          -----------

Total  stockholders'  (deficit)                           $  (535,000)
                                                          ===========

     The number of shares of Common Stock referenced above excludes 880,000 shares of Common Stock issuable upon the conversion of outstanding warrants, exercisable at a price of $1.00 per share as of June 30, 2002,and excludes 4,500,000 shares of Common Stock that may be issued in the future under its 2002 employee stock option, SAR and stock bonus plan and its 2002 consultant stock option, SAR and stock bonus plan.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION OR PLAN OF OPERATIONS

     You should read the following discussion and analysis in conjunction with our consolidated financial statements and related notes included elsewhere in the Prospectus. Except for historical information, the discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The principal factors that could cause or contribute to differences in our actual results are discussed in the section titled "Risk Factors".

Significant  Accounting  Estimates  and  Policies
-------------------------------------------------

     The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the saleability and recoverability of inventory, income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We must make estimates of the collectability of accounts receivable. We analyze historical write-offs, changes in our internal credit policies and customer concentrations when evaluating the adequacy of our allowance for doubtful accounts. Differences may result in the amount and timing of expenses for any period if we make different judgments or use difference estimates.

     As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes. This process involves estimating our current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income, and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent that we establish a valuation allowance or increase this allowance in a period, we must include a tax provision or reduce our tax benefit in the statements of operations. We use our judgment to determine our provision or benefit for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. We believe, based on a number of factors including historical operating losses, that we will not realize the future benefits of a significant portion of our net deferred tax assets and we have accordingly provided a full valuation allowance against our deferred tax assets. However, various factors may cause those assumptions to change in the near term.

     We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

     We have determined the significant principles by considering accounting policies that involve the most complex or subjective decisions or assessments. Our most significant accounting policies are those related to revenue recognition and accounting for stock-based compensation.

     Revenue Recognition. Our revenue recognition policies are based on the requirements of SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

     Revenue from sales of telecommunication services is generally recognized during the period when the services are rendered.

     Accounting for Stock-Based Compensation. We have elected to apply the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. In accordance with the provisions of SFAS 123, we apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and will use related interpretations in accounting for stock option plans. We account for stock issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services. Generally, under APB 25, if the option exercise price for a fixed award to an employee is equal to the fair value of the common stock at the date of the grant of the stock option, no compensation expense is recorded. Under SFAS 123 and EITF 96-18, the amount of compensation expense that is recorded is based on an option pricing model which incorporates such factors as the expected volatility of future movements in the price of the underlying stock, risk-free interest rates, the term of the options and any dividends expected to be paid. As a result, under SFAS 123 and EITF 96-18, we would generally expect to record a greater amount of compensation expense than under APB 25.

     Segment Reporting. We have adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS 131 requires companies to disclose certain information about reportable segments. Based on the criteria within SFAS 131, we have determined that we currently have one reportable segment, telecommunications systems and related services.

Overview
--------

     We derive our revenues primarily from the sale of our telecommunication services. Our revenues and operating results have depended, and will continue to depend, upon the continued adoption and use of our products and services by consumers and small businesses. The rate of adoption is influenced significantly over the longer term by government laws and mandates, performance and pricing of our products/services, relationships with the public and other factors.

     Our quarterly revenues also may be impacted by other factors including the length of our sales cycle, the timing of sales orders, budget cycles of our customers, competition, the timing and introduction of new versions of our products, the loss of, or difficulties affecting, key personnel and distributors, changes in market dynamics or the timing of product development or market introductions. These factors have impacted our historical results to a greater extent than has seasonality. Combinations of these factors have historically influenced our growth rate and profitability significantly in one period compared to another, and are expected to continue to influence future periods, which may compromise our ability to make accurate forecasts.

     No single customer accounted for more than 10% of our revenues during of the last three years. Domestic sales in Spain accounted for 100% of our revenues in each of the last three years.

     Telecommunication services revenues as a percentage of total revenues increased to 99% in fiscal 2001 from 97% in 2000. These increases have been primarily attributable to a larger percentage decline in our systems revenues than in our services revenues. The Company now only installs systems (PBXs) with those customers that specifically demand the complete turnkey solution: services, equipment, installation and support.

     Cost of sales consists primarily of the costs associated with carriers which supply the telecom services for the Company to resell. We rely on third parties to offer the majority of the services we have in our portfolio. Accordingly, a significant portion of our cost of sales consists of payments to these carriers. Cost of sales revenues also consists of customer support costs, training and professional services expenses, parts and compensation.

     Our gross profit has been and will continue to be affected by a variety of factors, including competition, the mix and average selling prices of products, maintenance and services, new versions of products, the cost of components, fluctuations in manufacturing volumes, component shortages, and the mix of distribution channels through which our products are sold. Our gross profit will be adversely affected by price declines if we are unable to reduce costs on existing products or to introduce new versions of products with higher margins.

     Sales and marketing expenses consist primarily of salaries, commissions and related expenses for personnel engaged in sales, marketing and sales support functions as well as costs associated with promotional and other marketing activities. We intend to expand our sales and marketing operations to other parts of Spain in order to increase sales of our products. In addition, we believe part of our future success will be dependent upon establishing successful relationships with a variety of additional resellers in other areas. We expect that sales and marketing expenses will increase in absolute dollars as we expand our sales efforts domestically in Spain, hire additional sales and marketing personnel and initiate additional marketing programs.

     General and administrative expenses consist primarily of salaries and related expenses for executive, finance, accounting, legal and human resources personnel, professional fees and corporate expenses. We expect general and administrative expenses to increase in absolute dollars as we employ additional personnel and incur additional costs related to the growth of our business and our operation as a public company. We present stock-based compensation as a part of general and administrative expenses.

     Stock-based compensation charges are recorded when the exercise price of an option or the sales price of restricted stock is less than the fair value of the underlying Common Stock for awards to employees. We also record stock-based compensation charges when options are granted to non-employees. Compensation charges for non-employees are based on estimates of the underlying stock fair values. As of August 31, 2002, the Company has not granted any stock options, but the Company has issued Common Stock to consultants and professionals in exchange for services to the Company.

     Adjusted EBITDA, as defined, represents income or (loss) from continuing operations before interest, taxes, depreciation, amortization, and non-cash stock-based compensation. We believe adjusted EBITDA provides meaningful additional information about our operating results and our ability to service our outstanding borrowings and to fund our continued growth. Adjusted EBITDA is considered by many financial analysts to be a meaningful indicator of an entity's ability to meet its future financial obligations, and growth in adjusted EBITDA is considered to be an indicator of future profitability and growth. Adjusted EBITDA should not be construed as an alternative to operating income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity. Because adjusted EBITDA is not calculated in the same manner by all companies, our presentation may not be comparable to other similarly titled measures reported by other companies.

Year  Ended  September  30,  2001,  Compared  to  September  30,  2000
----------------------------------------------------------------------

     The following table sets forth certain operating information regarding the Company, including its subsidiary ITS Europe, S.L.

                           Year  Ended              Year  Ended
                           September  30,  2001     September  30,  2000
                           --------------------     --------------------
Revenues                       $  2,381,000            $         0
Cost  of  goods  sold          $  1,894,000            $         0
Net  Loss                      $ (1,058,000)           $   (27,378)
Net  Loss  Per  Share          $       (.05)           $      (.01)

Revenues
--------

General

     Revenues of the year ended September 30, 2001, were $2,381,000, and were $0 during the fiscal year ended September 30, 2000. The Company did not have any significant operations prior to December 2000 when there was a change in control of the Company and the Company acquired ITS Europe, S.L. in exchange for Common Stock. ITS Europe, S.L. has been actively engaged in the telecommunications industry in Spain since 1995.

Components  of  Revenues
------------------------

     Our revenues during the year ended September 30, 2001, were derived from providing a broad range of integrated service solutions to our clients:

     -  International  long  distance  calling  (postpaid);
     -  Prepaid  Calling  Cards
     -  Prepaid  Fixed  line  long  distance  calling
     -  Network  Services-includes  intranet,  Internet  and  IP-VPN  services;
     - Applications Services-includes e-mail, messaging, collaboration, Web hosting and other value-added services; and
     -  Other

Pricing  Policies
-----------------

     The pricing for our services differs depending on the services provided, the speed of service, geographic location and capacity utilization. In the case of services directed at foreign residents in Spain for them to call long distance, pricing is oriented to provide a significant discount compared to the incumbent operator. It is not the intention of the Company to enter "price wars" with other similar companies. The Company strives to differentiate itself with the quality of our customer care, with the quality of the service, and the accuracy of the billing. For services directed at small and medium companies, we try to position ourselves to provide a turnkey solution to their telecommunications needs, providing: voice local and long distance calling, access to the internet, email, web hosting, PBX supply and maintenance, etc. With our prepaid calling card services, we have sought tourists that needed to call home but at cheaper prices than the hotel phone or local public phone. In addition, we are addressing internet users with the need for mobility (such as at the harbor on a boat) with WIFI systems and flat rate economical tariffs.

Client  Contracts
-----------------

     The client contracts generally include an agreed-upon price schedule that details both fixed and variable prices for contracted services. The client contracts generally have a term of one to three years, however, when clients implement a number of our services, they may choose to extend the contracts for a longer period of time. Our sales representatives can easily add additional services to existing contracts, enabling clients to increase the number of locations through which they access our network, increase the speed of that access, increase the sophistication of the services they use, or extend the term for existing services.


Components  of  Costs  and  Expenses
------------------------------------

Network  Operations

     Our network operations expenses include costs associated with our network management, operations and support activities. These costs include personnel, occupancy, maintenance, equipment depreciation, outsourcing costs and other network related costs.

Selling,  General  and  Administrative

     Selling expenses consist primarily of personnel costs and incentive compensation related to our representative sales force, as well as costs related to providing centralized sales and marketing support for our sales representatives. Our selling expenses also include promotion, advertising, travel and entertainment.

General  and  Administrative  Expenses

     General and administrative expenses consist primarily of salaries and other compensation, and occupancy costs for executive, financial and accounting, human resources, legal and other administrative personnel, as well as company-wide management incentive related costs. General and administrative expenses increased to $1,468,000 during the fiscal year ended September 30, 2001 from $26,088 during the fiscal year ended September 30, 2000, an increase of 5,527%. The principal reasons for the increase was the acquisition of ITS Europe S.L., an operating telecommunications company, and the issuance of Common Stock of the Company in exchange for consulting services, the value of the stock being charged to administrative expense.

Net  Loss
---------

     The net loss of the Company increased to $(1,058,000) during the fiscal year ended September 30, 2001 compared to $(27,378) during the fiscal year ended September 30, 2000, an increase of approximately 3,764%. The increase in the net loss of the Company is attributable primarily to an increase in its operating costs, marketing costs, and its general and administrative expenses of the Company during the fiscal year ended September 30, 2001, arising primarily from its recently acquired operations of ITS Europe S.L.


Capital  Resources
------------------

     The Company's capital resources have been provided primarily by capital contributions from stockholders, stockholders' loans, the exchange of outstanding debt into Common Stock of the Company, and from the exercise of warrants.

Working  Capital  and  Liquidity
--------------------------------

     At September 30, 2001, the Company had negative working capital of approximately $470,000 compared to a negative working capital of $10,635 for the fiscal year ended September 30, 2000. The Company believes that it will be necessary to increase its working capital to continue to expand its marketing activities and to acquire additional equipment, to open new offices, and to hire additional personnel which may be achieved by incurring additional indebtedness from stockholders or others (see Note 2 to consolidated financial statements regarding going concern issues) or by the sale of Common Stock or other securities of the Company.

     The ability of the Company to satisfy its obligations will depend in part upon its ability to successfully complete the offer and sale of additional shares of its Common Stock and in part upon its ability to reach a profitable level of operations.

Comparison  of  the  Nine  Months  Ended  June  30,  2002  and  2001
--------------------------------------------------------------------

     We incurred a net loss of $(901,000) for the nine months ended June 30, 2002 as compared to a net loss of $(736,000) for the comparable period in 2001. A comparison of revenues and expenses for the two periods is as follows:

Revenues
--------

     Sales for the nine months ended June 30, 2002, increased by 14% to $1,725,000 from $1,515,000 for comparable period in 2001. This increase in revenues is due primarily to an increase in fixed line charges and Intelligent Numbers income. Substantially all of the Intelligent Numbers revenues were generated prior to March 31, 2002.

Cost  of  Goods  Sold
---------------------

     Cost of goods sold increased by 5% to $1,246,000 during the nine months ended June 30, 2002 from $1,187,000 during the same period in 2001. This increase was due in part to an increase in revenue offset in part by reduced gross profit margins.

General  and  Administrative  Expenses
--------------------------------------

     General and administrative expenses increased by 25% to $1,200,000 during the nine months ended June 30, 2002 as compared to $960,000 for the comparable period in 2001. This increase was due primarily to the recognition of non-cash expenditures associated with the issuance of stock as an employment bonus of $89,000 and to pay advertising obligations totaling $281,000. The advertising obligation was incurred by prior management. The Company also incurred additional expenditures in connection with opening a new head office to Madrid.


Depreciation
------------

     Depreciation expense increased by 30% to $26,000 during the nine months ended June 30, 2002 as compared to $20,000 for the comparable period in 2001. This is due primarily to the acquisition of $77,000 in equipment during the nine months ended June 30, 2002.

Bad  Debt  Expense
------------------

     Bad debts expense increased by 236% to $148,000 during the nine months ended June 30, 2002 as compared to $44,000 during the comparable period in 2001. This increase is due to the write off of old past due accounts receivable balances which were incurred principally prior to a change in management in March 2002. Current management has implemented significantly improved collections procedures which we believe will reduce bad debts expense in the future.

Interest  Expense
-----------------

     Interest expense decreased by 85% to $6,000 during the nine months ended June 30, 2002 as compared to $41,000 during the comparable period in 2001. This decrease was due to the conversion of $1,465,000 of long term debt into equity.

Plan  of  Operations
--------------------

     Because of the costs of development of its WIFI systems, E-mail system and other telecommunication services and other products, and the continuing costs of expanding its marketing, the Company expects that it will incur a loss during its fiscal year ended September 30, 2002.

     The Company will be offering to sell its Common Stock to further capitalize the Company, and may also borrow from banks and others to the extent necessary to provide liquidity for its operations, although no arrangements for any additional borrowings have been made.

     The Company has maintained its telecommunications activities and the associated costs consistent with its plan of operations in order to develop its telephone and other communications services and products for proposed residential and commercial use. The Company expects to continue the development of its telephone and other communications products and services to incorporate technical changes and improvements. In addition, as the Company increases its marketing activities, the Company will incur additional operating and equipments costs.

Uncertainties:

Development  Stage  Company
---------------------------

     The Company is in the development stage. There is no assurance that the Company's activities will be profitable. The likelihood of the success of the Company must also be considered in light of the problems, expenses, difficulties, complications, delays and all of the inherent risks frequently encountered in the formation and operation of a relatively new business.

Costs  of  Conducting  Business
-------------------------------

     The Company will be required to incur substantial costs for purchasing new equipment, increasing marketing operations, and related costs. A substantial portion of those costs must be paid whether or not any of its telephone and communication services prove to be commercially successful on a broad scale. The ability to generate a profit depends, among other factors, on the amount of equipment acquisition costs incurred, the amount of revenues from the sale of its services and other products by the Company, and its operating costs.

Competition
-----------

     The telecommunication business is highly competitive. Companies in the industry have substantially greater financial, marketing, and technical resources than the Company. Further, the entry into this industry does not necessarily require a large capital expenditure and, accordingly, it can be expected that additional competitors may enter the industry in the future. It may be particularly difficult for a relatively small independent company to compete with larger companies which have significantly greater resources. There can be no assurance that the Company will be able to successfully compete in such environment.

Technological  Change
---------------------

     The Company expects that many new technologies and products will be introduced in the telecommunication industry over the next several years. The Company's success will depend, among other things, on its ability to develop and maintain a competitive position technologically. There can be no assurance that the Company will have access to subsequently developed technology by other persons. Technological advances by a competitor may result in the Company's present or future products becoming noncompetitive or obsolete. The Company cannot be assured that competitors will not develop functionally similar or superior services and products, which event could have an adverse effect on the Company's business.


Fluctuations  in  Operating  Results
------------------------------------

     The Company's revenues and results of operations may vary significantly in the future. The Company's revenues and results of operations are difficult to forecast and could be adversely affected by many factors, some of which are outside the control of the Company, including, among others, the expected relatively long sales and implementation cycles for the Company's services and products; the size and timing of individual license transactions and joint venture arrangements; seasonality of revenues; changes in the Company's operating expenses; changes in the mix of products and services sold; timing of introduction or enhancement of products by the Company or its competitors; market acceptance of new products; technological changes in technology; personnel changes and difficulties in attracting and retaining qualified sales, marketing, technical and consulting personnel; changes in customers' budgeting cycles; quality control of products sold; and economic conditions generally and in Spain in particular and in specific industry segments, particularly the communications industry.

     There can be no assurance that the Company's products will achieve broad market acceptance or that the Company will be successful in marketing its services and products or enhancements thereto. In the event that the Company's current or future competitors release new products that have more advanced features, offer better performance or are more price competitive than the Company's services and products, demand for the Company's products would decline. A decline in demand for, or market acceptance of, the Company's services and other products as a result of competition, technological change, or other factors would have material adverse effects on the Company's business, financial condition and results of operations.

Raw  Materials
--------------

     The basic raw materials and components for the telecommunication services and other products being developed by the Company are readily available. The Company does not expect to experience any significant delays in obtaining timely delivery of its telecommunication equipment and components.

Seasonality
-----------

     The Company expects to experience seasonal variations in revenues and operating costs because sales activity for its services and products may increase in the summer and winter seasons which is expected to cause the operations of the Company to increase during such periods.

Quantitative  and  Qualitative  Disclosures  About  Market  Risk
----------------------------------------------------------------

     We are exposed to market risks, which arise during the normal course of business from changes in foreign exchange rates and interest rates. A discussion of our primary market risks associated with out foreign currency transactions, available-for-sale securities, and long-term debt exposure is presented below.

Foreign  Exchange  Risk
-----------------------

     We conduct our operations primarily in Spain in Euros. For this reason, we have not historically used derivatives to hedge foreign exchange risk.

     We are not subject to transactional risks because all our Spanish operations, both revenues and expenses, are denominated in the local currency, Euros. We are primarily exposed to translational risk, considering that our financial statements are in U.S. dollars and that the currency of our Spanish subsidiary is the Euro, which requires conversion for financial statement purposes.

Recent  Accounting  Pronouncements
----------------------------------

     SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, became effective January 1, 2001. This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. We believe the adoption of SFAS No. 133 will not have an effect on our financial statements because we do not engage in derivative or hedging activities.

     In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue having a material impact on our financial statements.


                                    BUSINESS

General
-------

     ITS Networks Inc. (the "Company") was incorporated under the laws of the State of Florida on November 23, 1998. However, it did not conduct any significant operations until December 2000 when there was a change in control of the Company. The new controlling stockholders changed its corporate name from Technology Systems International, Inc. to ITS Networks Inc. and increased the authorized number of shares of common stock from 25,000,000 to 50,000,000 shares. The previous directors and officers resigned in January 2001, and new directors and officers of the Company were elected.

     In connection with the change of control of the Company in December 2000, the Company acquired all of the issued and outstanding capital stock of ITS Europe, S.L., a Spanish telecommunications company that was organized in 1995. As a result, ITS Europe, S.L. became a wholly owned subsidiary of the Company.

     The Company moved its principal executive offices to Marbella, Spain and then moved them to Madrid, Spain. The Company presently has operations offices in Madrid and Marbella, Spain.

     The Company holds an "A" Licence of National Operator in Spain. The Company offers telecommunications services for both telephone and internet. The Company offers the market a direct pre-selected fixed line services, e-mail, broadband, dial around calling, calling cards, auto dialers, business to business E-commerce, and other Internet and Web design services.

     The Company currently has approximately 22 full-time salaried and commissioned employees, and also has independent sales agents to generate sales of its telecommunication services and products, primarily to small and medium size companies in Spain, as well as foreign residents.

Telecommunication  Industry  in  Spain
--------------------------------------

     The Company is engaged in the telecommunication industry, primarily in Spain. The telecommunications market in Europe has a long history in terms of the development of international communications, with telegraph services having been the initial medium. Long distance services has undergone a transformation from a voice-based driven market, to a data, video and multimedia market. Telecommunications services include voice, data, video and multimedia communications emanating from a western European country and terminating either within western Europe or outside western Europe. A limited number of operators have traditionally dominated the European telecommunications market. In Spain, the principal operator has been Telefonica S.A. It was a monopoly and therefore was not open to the same commercial competition of other industries and few changes were made in the delivery of telecommunications services. Full deregulation was instituted in Spain on December 1, 1998, almost a year behind most other countries in western Europe. All European markets are now deregulated. Telefonica S.A. continues to hold the major market presence today in Spain.

Products  and  Services
-----------------------

     Fixed Line Services. A recent addition to the Company's product line is its direct or fixed line service. The consumer can now choose the Company as their service provider by instructing Telefonica S.A. to change their service. The Company is now able to provide this service due to its relationship with Alo, Spain's sixth largest telephone service provider.


     DSL Services. Digital Subscriber Line (DSL) is a service that offers a faster Internet connection than a standard dial-up connection. DSL is a newly marketed service within Spain. The Company will be re-selling three levels of service to both business and residential customers. The level of service will be relative to speed and type of usage.

     DSL uses the existing phone line and in most cases does not require an additional phone line. The DSL service attaches to an existing phone line. This gives 24-hour, 7-day per week access and does not tie up the phone line.

     These digital services will ultimately be used to deliver bandwidth-intensive applications like video on demand and distance learning. More immediately, today DSL is for the first time putting high-speed Internet access within the reach of small and medium size businesses, as well as residential users.

     These levels of service will be priced at an average of approximately $40 (U.S.) per month per line. Each DSL subscription will include the necessary modem.

     Dial Around Long Distance. The Company offers its customers its Dial Around services which focuses primarily on two products:

     - 1052 Dialing - normally used on a residence or business fixed line telephone. The 1052 code can be dialed or stored in the memory of the user's phone. Once the 1052 prefix is dialed, then the number required is immediately dialed for the connection. When the call is completed, the customer simply hangs up.

     - 900 or 800 Access - this can be used with mobile phones in addition to fixed line telephones. The customer dials a toll free 900 or 800 access number, which may be stored in the telephone's memory. Once a connection tone is heard the customer dials the number they desire. When the call is complete, the customer may hang up or press ## for further calls.

     Both of these Dial Around services can be used for domestic (within Spain) and international calling.

     Auto Dialers. The Company continues to install Auto Dialers; however, in the near future they will be replaced with our direct switching equipment. The Auto Dialer is a small piece of hardware installed by our technicians. It is installed in the customer's home or business. The Auto Dialer can be installed with voice or data lines. It automatically directs all calls through the our systems, which can reflect savings to the customer on their overall telephone bill.

     Calling Cards. The Company offers one principal type of calling card to its customers.

     - Prepaid Calling Cards - primarily used by tourists and students, etc. They are purchased from a variety of local merchants, kiosks, etc. These are cost effective and can be used from hotels, pay phones, public and/or any private telephones.

     The calling cards require the user to dial a 900 prefix number, listen to the instructions, which can be given in either Spanish, English, German or French, and dial in their "code". The code is then confirmed and the user dials the number they wish. The calling cards typically have a one year expiration date. This limits exposure to the Company's revenue structure.


Industry  Participants  and  Competition
----------------------------------------

     The growth and potential size of the telecommunications industry attracted many new entrants as well as existing businesses from several industries. Current and prospective industry participants include multinational alliances, long distance and local telecommunications providers, systems integrators, cable television and satellite communications companies, software and hardware vendors, wireless telecommunications providers and national, local and regional ISPs. In addition, we expect that the current unstable state of the telecommunications market will attract other established companies and multinational alliances. Our present primary competitor is Telefonica S.A., and also includes British Telecommunications PLC, France Telecom, and JazzTel. We compete in highly fragmented markets. Some participants specialize in specific segments of the market, such as access and/or backbone provision; managed access, e.g., intranets and extranets; application services, e.g., Web hosting; security services; and communication services, e.g., IP-based voice, fax and video services and greater financial resources than we do.

     We believe that competition in the telecommunications market is mainly a function of the ability to offer a broad variety of innovative services available on a reliable network supported by an effective service organization. Establishing the right product-price mix directed at the current market is fundamental to success.


Regulation
----------

     Regulation in Non-U.S. Markets. Although the regulation in Spain today is not being "strictly" enforced due to the current market conditions, the laws and regulations governing our services are under review in Spain and are subject to change. Consistent with our strategy of obtaining licenses or authorizations to provide regulated services we have obtained a reseller authorization to provide telecommunications services in Spain.

     Telecommunications in Spain is regulated in accordance with EU laws and as such must abide by certain criteria in terms of promoting competition. Resellers and carriers must obtain the necessary authorizations or licenses depending on the services they wish to provide and whether or not they will own infrastructure and/or use limited spectrum frequencies.

     Regulation in the United States. As noted above, our operations are in Spain and as such are not currently subject to regulation in the U.S., either at the federal or state level.

Employees
---------

     As of September 30, 2002, the Company had 22 full-time employees. Of the total number of employees, two were engaged in management, one in marketing, two were in finance and administration, and three were technical employees. None of the Company's employees are represented by a labor union with respect to his or her employment by the Company. The Company has experienced no organized work stoppages and believes that its relationship with its employees is good. None of our employees are represented by a union. The Company believes that its future success will also depend to a significant extent upon its ability to attract, train and retain highly skilled technical, management, sales, marketing and consulting personnel. Competition for such personnel in the industry in Spain is intense. There can be no assurance that the Company will be successful in attracting or retaining such personnel, and the failure to attract or retain such personnel could have a material adverse effect on the Company's business and results of operations.

Legal  Proceedings
------------------

     There are no current legal proceedings threatened or pending against the Company or its subsidiary, ITS Europe, S.L.

Banking  Arrangements
---------------------

     The Company has no banking arrangements for a line of credit or other borrowings to finance the Company. The Company intends to rely primarily upon equity financing and joint ventures to finance its operations.

                              SELLING STOCKHOLDERS
     The following table presents information regarding the selling stockholders based upon information furnished by them.

     In accordance with various agreements, we have agreed with the selling stockholders to register shares of Common Stock presently owned by them and to be acquired by them. We also agreed to use our best efforts to keep the registration statement effective until all the shares of Common Stock are sold. Our registration of the shares does not necessarily mean that the selling stockholders will sell all or any of the shares.

     The shares offered by this Prospectus may be offered from time to time by the stockholders listed in the following table. Each selling stockholder will determine the number of shares to be sold and the timing of the sales. Because the selling stockholders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling stockholders after such offering can be provided, and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold.

                                              Before  the  Offering
                                              ---------------------
                                    Total  Number  of       Number  of  Shares
                                    Shares  of  Common      of  Common  Stock
Name  of  Beneficial  Owner       Stock  Presently  Held     to  be  Offered
---------------------------       ----------------------    -------------------
Cornell  Capital Partners, L.P.         1,026,316                19,894,241
(1)
Westrock  Advisors,  Inc.                  26,316                    26,316
-------------------------------

(1) Includes 1,026,316 shares of Common Stock presently owned by Cornell Capital Partners, L.P., plus 18,867,925 shares estimated to be issued to Cornell Capital Partners, L.P. for $10,000,000 during the term of its Equity Line of Credit Agreement with the Company.


     None of the selling stockholders has had a material relationship with our Company or any of our affiliates within the past three years other than as a result of the ownership of the securities of the Company as a result of entering into the Equity Line of Credit Agreement and Registration Rights Agreement with Cornell and the Placement Agent Agreement and Registration Rights Agreement with Westrock, effective June 18, 2002.

     We have agreed to bear all expenses (other than broker discounts and commissions, if any) in connection with the registration of the securities of the Company.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that, prior to the date of this Prospectus, they have not made any agreement or arrangement with any underwriters, brokers or dealers regarding the distribution and resale of the securities. If we are notified by a selling stockholder that any material arrangement has been entered into with an underwriter for the sale of the securities, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

     -  the  name  of  the  participating  underwriter;

     -  the  number  of  securities  involved;

     - the price at which the securities are sold, the commissions paid or discounts or concessions allowed to such underwriter; and

     -  other  facts  material  to  the  transaction

     We expect that the selling stockholders will sell their securities covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also expect the selling stockholders to sell their shares of Common Stock through private sales. The selling stockholders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling stockholders and any broker-dealers that participate with the selling stockholders in the distribution of the securities may be deemed to be underwriters and commissions received by them and any profit on the resale of the securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling stockholders will sell any or all of the securities offered by them hereunder.

     Sales of the shares of Common Stock on the over-the-counter bulletin board or other trading system may be made by means of one or more of the following:

     - a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

     The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares at less than market prices may depress the market price of our Common Stock. Moreover, the selling stockholders are not restricted as to the number of shares which may be sold at any one time.

     Under the securities laws of certain states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $64,000.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Common Stock of the Company while such selling stockholders are distributing shares covered by this Prospectus. The selling stockholders are advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commissions.


                                   MANAGEMENT

     The  directors  and  officers  of  the  Company  are  as  follows:

     Name(1)(2)               Age          Position
     Gustavo  A.  Gomez        39          Director,  President  and  Treasurer

     Martin-Luis  Becerra      49          Chief Financial Officer and Secretary
--------------------

(1) The Company presently has no executive committee, nominating committee or audit committee of the Board of Directors.
(2) The officers of the Company hold office until their successors are elected and qualified, or until their death, resignation or removal.


The background and principal occupations of each director and officer of the Company are as follows:

     Mr. Gomez became a director, the President, Secretary and Treasurer of the Company on March 15, 2002. From May 2001 to the present, he has been the founder and operator of OpenVia S.L., a European telecommunication consulting company. From January 2001 to April 2001, he was the co-founder and Managing
Director of Broadband Optical Access S.A., a carrier engaged in the European broadband access market. From January 1998 to January 2000, Mr. Gomez was its Account Director in Spain with Nortel Networks Corp. and previously was Nortel's Manager GSM products in Spain until September 1998. From April 1997 to January 1998, he was the Director of Marketing of Retevision. From February 1996 to April 1997, Mr. Gomez was the Deputy Commercial Director of Telefonica S.A.'s international business unit. Mr. Gomez received a Bachelor of Electrical Engineering degree from McGill University in 1986, and received a MBA degree from the Instituto de Empresa (Madrid Business School) in 1997.

     On March 16, 2002, the Company entered into a contract for professional services with Mr. Gomez which provides for annual compensation of 121,000 Euros, and bonuses based upon the performance of his services to the Company; and was issued 250,000 shares of restricted Common Stock.

     Mr. Becerra became the Chief Financial Officer and Secretary of the Company on September 1, 2002. From April 2002 to August 30, 2002, he served the Company as an accounting consultant. From February 1989 to March 2002, he was employed as a Senior Manager and management consultant with PWC Consulting, a division of PriceWaterhouseCoopers, in Madrid, Spain. From July 1987 to December 1988, he was Director of Finance of Sans S.A. in Buenos Aires, Argentina. From July 1984 to June 1987, Mr. Becerra was the Director of Finance of Criadero SPS S.A. in Buenos Aires, Argentina. Mr. Becerra received a Bachelors of Business Economics from Universidad Nacional de Tucuman (Argentina) in 1973 and received a Masters of Business Administration from IESE de Barcelona of the Universidad de Navarra in 1983.

     On April 1, 2002, the Company entered into a contract for professional services with Mr. Bacerra which provides for annual compensation of 102,000 Euros, and bonuses based upon the performance of his services to the Company, and for stock options which have not been determined or granted as of the date of this Prospectus.

Executive  Compensation
-----------------------

     All executive officers as a group for services in all capacities to the Company received the following compensation during the fiscal year ended September 30, 2001.

                                      Cash Compensation (1)(2)      Stock
                                      ------------------------  Compensation (3)
                                                                ----------------
Frederic Cohen (4)                         $39,900                    $89,000
All executive officers as
  a group (2 persons)                      $50,860                    $89,000
-------------------------

(3) Personal benefits received by the Company's executive officers are valued below the levels which would otherwise require disclosure under the rules of the U.S. Securities and Exchange Commission.
(4) The Company does not currently provide any contingent or deferred forms of compensation arrangements, annuities, pension or retirement benefits.
(3) Represents stock bonuses of shares of Common Stock that were awarded by the Board of Directors as compensation.
(4) Mr. Cohen was a previous director and President of the Company who was removed effective March 15, 2002.

Committees  of  the  Board  of  Directors
-----------------------------------------

     The Company does not have an audit committee, compensation committee, nominating committee, or an executive committee of the Board of Directors. The Company does have a Stock Option Plan Committee which has been established to research and investigate employee and consultant incentive programs and alterative financing arrangements. The Board of Directors may establish various committees in the future.

Compliance  with  Section  16(a)  of  the  Securities  Exchange  Act
--------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during the year ended September 30, 2001, all such filing requirements applicable to its officers and directors were complied with. However, Volim Holdings, B.V., a greater than 5% stockholder, has not filed a Form 3 or Schedule 13D with the Commission.

2002  Employee  Stock  Option,  SAR  and  Stock  Bonus  Plan
------------------------------------------------------------

     Effective June 10, 2002, the Company adopted and approved its 2002 Employee Stock Option, SAR and Stock Bonus Plan (the "Plan") which reserves 2,500,000 shares of Common Stock for issuance under the Plan. The Plan allows us to issue awards of incentive or non-qualified stock options, stock appreciation rights, and stock bonuses which may be subject to restrictions. No awards of stock options, stock appreciation rights, or stock bonuses have been granted to employees as of the date of this Prospectus under this Plan.

Benefit  Plans
--------------

          The Company does not have any pension plan, profit sharing plan, or similar plans for the benefit of its officers, directors or employees. However, the Company may establish such plans in the future.

Board  Compensation
-------------------

          Each non-employee director will receive 1,500 Euros for each Board meeting attended, and for each committee meeting attended on days other than those on which the Board meets, and will receive reimbursement of travel expenses. Directors of the Company have not received any compensation in their capacity as directors as of the date hereof, except reimbursement of travel expenses.

Director  and  Officer  Indemnification  and  Limitations  on  Liability
------------------------------------------------------------------------

     Article X of our Articles of Incorporation and Article VI of our Bylaws limit the liability of directors, officers and employees to the fullest extent permitted by Florida law. Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except in the following circumstances:

     - A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

     - A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

     - In the case of a director, a circumstance under which the liability provisions of Section 607.0834 under the Florida Business Corporation Act are applicable; or

     - Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor on in a proceeding by or in the right of a shareholder.

     This limitation of liability does not apply arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnifications is against public policy as expressed in the Securities Act and, is, therefore, unenforceable.

     We have no indemnification agreements with persons who are directors, officers or employees of the Company.

Security  Ownership  of  Management.
------------------------------------

     The total number of shares of Common Stock of the Company beneficially owned by each of the officers and directors, and all of such directors and officers as a group, and their percentage ownership of the outstanding shares of Common Stock of the Company as of September 30, 2002, are as follows:

                                Shares          Percent  of        Percent  of
Management                    Beneficially     Common Stock        Common Stock

Shareholders  (1)               Owned (1)     Before Offering     After offering
Gustavo  A.  Gomez               250,000            1.0%               0.6%
------------------

Directors  and  officers
  as  a  group (1  persons,
  including  the  above)         250,000             1.0%              0.6%

(1) Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the Common Stock of the Company.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by each shareholder who beneficially owns more than five percent (5%) of the Company's Common Stock, the number of shares beneficially owned by each and the percent of outstanding Common Stock so owned of record as of September 30, 2002. It is believed by the Company that all persons listed have sole voting and investment power with respect to their shares, except as otherwise indicated.

                                Title of             Shares of           Percent          Percent
                                Beneficially Owner   Outstanding           Beneficially Owned
Names and Address               Class                Common Stock    Before Offering  After Offering (2)
--------------------------------------------------------------------------------------------------------
Carnival Enterprises, Ltd.          Common            12,693,480          50.2%            28.8%
Suite 4, 4 Giro's Passage
Gibralter, Spain

Geeris Holding Nederland B.V.       Common             4,314,126          17.1%            9.8%
Helvoirtseweg 146, 5263,
  EH Vught
Postbus 317, 5260, AH Vught
The Netherlands

Volim Holding B.V.                  Common             2,353,738           9.3%            5.3%
Zandpad 55
3621 NE Breukelen
The Netherlands

Cede & Co. (2)                      Common             1,446,800           5.7%            3.3%
P.O. Box 20
Bowling Green Station
New York, NY 10004
---------------------

(1) Assumes the sale of all 18,867,925 shares of Common Stock expected to be offered and sold to Cornell Capital Partners, L.P.

(2) Cede & Co. is a depository that holds securities as nominee for various broker-dealers and others to facilitate stock transfers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During December 2000, there was a change in control of the Company. Effective December 22, 2000, the Company entered into a Share Exchange Agreement (the "Agreement") with the shareholders of ITS Europe, S.L., a Spanish telecommunications company. Under the terms of the Agreement, the Company issued 16,866,667 shares of its Common Stock in exchange for all of the issued and outstanding Common Stock of ITS Europe, S.L. which became a wholly owned subsidiary of the Company. In addition to the Agreement, certain former shareholders of the Company sold 3,810,500 shares of their personal Common Stock of the Company to the former shareholders of ITS Europe, S.L. and their designees for $250,000 (U.S.), effective December 22, 2000, through a Stock Purchase Agreement.

     As a result of the Stock Exchange Agreement and the Stock Purchase Agreement between the Company and ITS Europe, S.L. in December 2000, there was a change in control of the Company. The former shareholders of ITS Europe, S.L. and their designees acquired 20,677,167 shares of the Common Stock of the Company of the total of 21,366,667 shares of Common Stock outstanding.

     In connection with the change in the principal line of business of the Company to telecommunications, the Company sold and transferred all rights to its Smart Shopper technology, in consideration of the payment of all of the current liabilities of the Company, to Stephen A. Beloyan, a former director and the former President of the Company. This obligation was partially satisfied by the exercise of a warrant to purchase 20,000 shares of Common Stock at an exercise price of $1.00 per share by Mr. Beloyan, and the balance paid in cash by Mr. Beloyan, for a total of $20,000.

                          DESCRIPTION OF CAPITAL STOCK

Authorized  and  Outstanding  Capital  Stock
--------------------------------------------

     Our Articles of Incorporation provide for total authorized capital consisting of 50,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value. As of September 30, 2002, there were 25,263,870 shares of outstanding Common Stock of the Company that were held of record by 24 stockholders of record. There are no shares of Preferred Stock that are issued and outstanding.

Common  Stock
-------------

     The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred  Stock
----------------

     According to our amended Articles of Incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, in one or more series. Our board shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could diminish voting power of holders of Common Stock, and the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of the Company, which could depress the market price of our Common Stock. We have no present plan to issue any shares of preferred stock.

Outstanding  Warrants
---------------------

     We have warrants outstanding to purchase 880,000 shares of Common Stock at exercise price of $1.00 per share, which expire on or before December 24, 2004.

     Each of the warrants contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits, reorganizations and reclassifications and consolidations.

Outstanding  Stock  Options
---------------------------

     The Company presently has issued and outstanding stock options covering 631,579 shares of Common Stock exercisable at $.10 per share until March 27, 2007.

Transfer  Agent  and  Registrar
-------------------------------

     The transfer agent and registrar for the Common Stock of the Company is Florida Atlantic Stock Transfer, Inc. in Tamarac, Florida.



                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, we may have up to 44,131,795 shares of Common Stock outstanding. Of these shares, the shares sold in this offering in addition to the current shares in the public "float" of 1,719,500 shares will be freely tradable without restriction under the Securities Act, unless purchased by our "affiliates", as that term is defined in Rule 144 under the Securities Act of 1933. As of September 30, 2002, there were 23,544,370 shares of restricted Common Stock of the Company which are issued and outstanding that will become eligible for sale in the future.

Rule  144
---------

     In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of

          * 1% of the then outstanding shares of our Common Stock (estimated at 441,318 shares immediately after this total offering), or

          * the average weekly trading volume during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to the sale.

     A person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days immediately preceding the sale who has beneficially owned his or her shares for at least two years is entitled to sell these shares pursuant to Rule 144(k) without regard to the limitations described above. Affiliates must always sell pursuant to Rule 144, even after the applicable holding period has been satisfied.

     We cannot estimate the number of shares that will be sold under Rule 144, as this will depend on the market price for our Common Stock, the personal circumstances of the sellers and other factors. Any future sale of substantial amounts of our Common Stock in the open market may adversely affect the market price of our Common Stock.

Stock  Options
--------------

     We filed registration statements on From S-8 under the Securities Act to register 4,500,000 shares of our Common Stock that may become subject to outstanding options or reserved for issuance under our 2002 Stock Option, SAR and Stock Bonus Consultant Plan and our 2002 Stock Option, SAR and Stock Bonus Employee Plan, which permits the resale of these shares by nonaffiliates in the public market without restriction under the Securities Act.

                                  LEGAL MATTERS

     Stephen A. Zrenda, Jr., P.C., Oklahoma City, Oklahoma, has provided us with an opinion as to the validity of the Common Stock offered under this Prospectus. Stephen A. Zrenda, Jr., P.C. owns 18,000 shares of Common Stock of the Company as of the date of this Prospectus.

                                    EXPERTS

     Moore Stephens, PC, independent auditors, has audited our consolidated financial statements as of September 30, 2001. Richard M. Bogdanoff, P.A., independent certified public accountant, has audited our financial statements for each of our fiscal years ended September 30, 2000 and 1999. We have included our consolidated financial statements in this Prospectus and elsewhere in the registration statement in reliance on their reports given upon their authority as experts in accounting and auditing.

     With respect to the unaudited financial statements of the Company for the nine month period ended June 30, 2002, appearing herein, such statements have not been audited by Moore Stephens, PC or by Richard M. Bogdanoff, P.A., and they do not express an opinion on them. Because the unaudited financial statements of the Company for the nine month period ended June 30, 2002, included herein were prepared by management of the Company, there is no assurance that material differences will not occur in such information upon audit although the Company believes that such information is correct and complete to the best of its knowledge and belief. The Company has made all adjustments which in the opinion of management are necessary in order to make the unaudited financial statements not misleading.

     On August 12, 2002, Gray & Northcutt, PLLC, located at 2601 N.W. Expressway, Suite 800 East, Oklahoma City, Oklahoma 73112 was engaged by ITS Networks Inc. to audit the consolidated financial statements of the Company for its fiscal year ending September 30, 2002, and the related statements of income, stockholders' equity, and cash flows for the year then ending.

     For the fiscal years ended September 30, 2001, 2000 and 1999, and the subsequent interim periods, there were no disagreements between the Company and Moore Stephens, P.C. or Richard M. Bogdanoff, P.A. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or practices which if not resolved to their satisfaction, or which would have caused them to make reference to the subject matter of the disagreement in connection with their reports, except their statements regarding the going-concern financial status of the Company. See "Note 2 to Consolidated Financial Statements".

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on From S-1 under the Securities Act with respect to the shares of Common Stock offered under this Prospectus. This Prospectus does not contain all of the information in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC's toll free investor information service can be reached at 1-800-SEC-0330.

     We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the SEC.

     We intend to furnish our stockholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information. Our telephone number is 011-34-91-431-2475.

     Some of the statements contained in this Prospectus, including statements under "Prospectus Summary", Risk Factor", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", are forward-looking and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon an number of factors, including:

     * our significant historical losses and the expectation of continuing losses;

     *  rapid  technological  change  in  the  industry;

     *  our  reliance  on  key  strategic  relationships;

     *  the  impact  of  competitive  products  and  services  and  pricing;
        and

     *  uncertain  protection  of  our  intellectual  property.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of ITS Networks Inc.

We have audited the accompanying consolidated balance sheet of ITS Networks Inc. and its subsidiary as of September 30, 2001, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ITS Networks Inc. and its subsidiary as of September 30, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements and as discussed in Note 2, the Company incurred a net loss of $1,058,000 and used cash in operations of $924,000 for the year ended. September 30, 2001 and, as of that date, had a working capital deficiency of $470,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       Moore  Stephens,  P.C.

                                       Certified  Public  Accountants

New  York,  New  York
December  14,  2001

                        CONSOLIDATED FINANCIAL STATEMENTS

ITS  NETWORKS  INC.  AND  SUBSIDIARY
Consolidated  Balance  Sheets

                                                  June  30,       September  30,
                                                    2002               2001
                                                ------------      --------------
                                                 (Unaudited)

ASSETS
------

CURRENT  ASSETS:
     Cash  and  cash  equivalents                $    64,000       $    12,000
     Accounts  receivable,  net                      300,000           356,000
     Other  receivables                                    -            31,000
     Prepaid  expenses                                 1,000                 -
                                                 -----------       -----------
          Total  Current  Assets                     365,000           399,000
                                                 -----------       -----------


PROPERTY  AND EQUIPMENT, NET                         213,000           162,000

OTHER  ASSETS:
     Vendor  deposits                                142,000            65,000
     Other                                                 -             5,000
                                                 -----------       -----------
                                                     142,000            70,000
                                                 -----------       -----------

          Total  Assets                          $   720,000       $   631,000
                                                 ===========       ===========


LIABILITIES  AND  STOCKHOLDERS'  DEFICIT
----------------------------------------

CURRENT  LIABILITIES:
     Accounts payable and accrued expenses       $   498,000       $   758,000
     Other  current  liabilities                     186,000            83,000
     Payable  to  related  party                      32,000            28,000
                                                 -----------       -----------

          Total  Current  Liabilities                716,000           869,000
                                                 -----------       -----------

LONG-TERM  DEBT:
     Payable  to  affiliates                         539,000            18,000
     Loans  payable                                        -         1,177,000
                                                 -----------       -----------
                                                     539,000         1,195,000
                                                 -----------       -----------

STOCKHOLDERS'  DEFICIT:
Preferred  stock;  par  value  of  $0.001,
  5,000,000  shares authorized,  no
  shares  outstanding                                      -                 -
Common  stock;  par  value  of  $0.001,
  50,000,000  shares authorized,
  24,786,238 shares outstanding
  June 30, 2002, and 21,316,667
  shares outstanding September 30, 2001               25,000            21,000
Additional  paid-in  capital                       3,158,000         1,316,000
Accumulated  deficit                              (3,680,000)       (2,779,000)
Other  comprehensive  income:
     Cumulative  translation  adjustment             (38,000)            9,000
                                                 -----------       -----------

          Total  Stockholders'  Deficit             (535,000)       (1,433,000)
                                                 -----------       -----------

          Total Liabilities and Stockholders'
            Deficit                              $   720,000       $   631,000
                                                 ===========       ===========

                        ITS NETWORKS INC. AND SUBSIDIARY
                      Consolidated Statements of Operations

                                For  the  year  ended      Nine  months  ended
                                   September  30,                June  30,
                                 2000          2001         2001          2002
                               ---------  ------------   ----------   ----------
                                                        (Unaudited)   (Unaudited)
SALES                          $       -  $  2,381,000   $1,515,000   $1,725,000
COST  OF  GOODS  SOLD                  -     1,894,000    1,187,000    1,246,000
                               ---------  ------------   ----------   ----------
GROSS  PROFIT                          -       487,000      328,000      479,000
                               ---------  ------------   ----------   ----------

OPERATING  EXPENSES:
  General and administrative
    expenses                      26,088     1,468,000      960,000    1,200,000
  Depreciation                         -        45,000       20,000       26,000
  Bad  debt  expense                   -         3,000       44,000      148,000
                               ---------  ------------   ----------   ----------

     Total Operating Expenses     26,088     1,516,000    1,024,000    1,374,000
                               ---------  ------------   ----------   ----------

OPERATING  LOSS                  (26,088)   (1,029,000)    (696,000)    (895,000)
                               ---------  ------------   ----------   ----------

OTHER  INCOME  (EXPENSES):
  Interest  income                     -             -        1,000            -
  Interest  expense                    -       (23,000)     (41,000)      (6,000)
  Loss on sale of investments     (1,290)            -            -            -
  Write-down of fixed assets           -        (4,000)           -            -
  Loss on sale of fixed assets         -        (2,000)           -            -
                               ---------  ------------   ----------   ----------

                                  (1,290)      (29,000)     (40,000)      (6,000)
                               ---------  ------------   ----------   ----------

NET  LOSS                      $ (27,378) $ (1,058,000)  $ (736,000)  $ (901,000)
--                             =========  ============   ==========   ==========

Net loss per common share      $   (0.01) $      (0.05)  $    (0.03)  $    (0.04)
                               =========  ============   ==========   ==========

Weighted average number
  of shares outstanding        4,301,000    21,316,677   21,316,677   22,706,048
                               =========  ============   ==========   ==========

The  Components  of

  Comprehensive  loss  are:
    Net  Loss                  $ (27,378) $ (1,058,000)  $ (736,000)  $ (901,000)
    Change  in  foreign
    currency  translation
    adjustment                         -             -      118,000      (48,000)
                               ---------  ------------   ----------   ----------

COMPREHENSIVE  LOSS            $ (27,378) $ (1,058,000)  $ (618,000)  $ (949,000)
                               =========  ============   ==========   ==========

                        ITS NETWORKS INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                              Common Stock                            Accumulated
                           Number    $0.001    Additional                   Other          Total
                            of         par      Paid-In     Accumulated  Comprehensive  Stockholders'
                           Shares     Value     Capital       Deficit        Loss          Equity
                           ------    -------   ----------   -----------  -------------  -------------
Recapitalization as a
  result of Merger TSYN
  December  22,  2000    16,866,667  $17,000  $1,314,000    $(1,721,000)           -      $  (390,000)
Equity of Shell in
  Stock Acquisition of
  Technology  Systems
  International,  Inc.
  (TSYN")                 4,450,000     4,000      2,000              -            -            6,000
Foreign currency
  translation adjustment,
  September  30,  2001            -         -          -              -        9,000            9,000
Net loss for the year
  ended September 30,
  2001                            -         -          -     (1,058,000)           -       (1,058,000)

Balance, September 30,
  2001                   21,316,667    21,000   1,316,000    (2,779,000)       9,000       (1,433,000)
Shares issued due to
  conversion of debt
  to equity               2,360,071     3,000   1,462,000             -            -        1,465,000
Shares issued for cash       19,500         -      11,000             -            -           11,000
Shares issued for prior
  advertising               790,000     1,000     281,000             -            -          282,000
Shares issued to
  employees                                                                                         -
Net loss for the nine
  months                    250,000         -      89,000             -            -           89,000
  ended June 30, 2002             -         -           -      (901,000)           -         (901,000)
Cumulative translation
  adjustment                      -         -           -             -      (48,000)         (48,000)
                         -----------------------------------------------------------------------------

Balance, June 30, 2002   24,736,238  $25,000   $3,159,000   $(3,680,000)     (39,000)     $  (535,000)
                         =============================================================================

                        ITS NETWORKS INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                For  the  year  ended      Nine  months  ended
                                   September  30,                June  30,
                                 2000          2001         2001          2002
                               ---------  ------------   ----------   ----------
                                                        (Unaudited)   (Unaudited)
CASH  FLOWS  FROM
  OPERATING  ACTIVITIES:
  Net loss                     $ (27,378) $(1,058,000)    $ (736,000) $ (901,000)
  Adjustments  to  reconcile
    net loss to net cash
    provided (used) by
    operating  activities:
      Depreciation  and
        amortization              11,238       45,000         20,000      26,000
     Unrealized depreciation
       in  value  of
       investments                (7,436)           -              -           -
     Non cash expenditures paid
       with  stock                     -            -              -     370,000
     Capitalization restructure        -            -          8,000           -
     Bad  debt  expense                -        3,000              -      67,000
     Loss on sale of fixed
       assets                          -        2,000              -           -
     Write-down of fixed assets        -        4,000              -           -
     Decrease (Increase) in
       operating assets:
         Accounts receivable           -     (186,000)        20,000     (80,000)
         Prepaid  expenses             -        6,000         (6,000)     (1,000)
         Short-term investments        -      173,000              -
       Vendor and other deposits       -      (54,000)       106,000     (77,000)
       Increase  (Decrease)  in
         operating  liabilities:
         Accounts payable and
           accrued liabilities    16,634      141,000          2,000     (153,000)
                                --------  -----------    -----------  -----------
            Net cash (used in)
            operating
            activities            (6,942)    (924,000)      (586,000)    (649,000)

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchase of marketable
    securities, net of sales      13,461            -              -            -
  Capitalized patent legal
    fees                          (1,004)           -              -            -
  Cash proceeds from the sale
    of  fixed  assets                  -        3,000          7,000            -
  Cash payments for the
    purchase of property
    and  equipment                     -      (24,000)       (49,000)     (72,000)
                                --------  -----------    -----------  -----------

      Net cash (used in)
        investing activities      12,457      (21,000)       (42,000)     (72,000)

CASH  FLOWS  FROM
  FINANCING  ACTIVITIES:
  Cash obtained from loans             -    1,027,000              -            -
  Cash paid to related
    parties                            -      (28,000)      (132,000)           -
  Proceeds from sale of
    common  stock                      -            -              -       11,000
  Prepaid offering costs
    incurred                      (6,448)           -              -            -
  Loans received from
    related parties                    -            -        736,000      810,000
  Cash paid to banks                   -      (66,000)        (7,000)           -
                                --------  -----------    -----------  -----------

      Net cash provided
        by  (used  in)
        financing activities      (6,448)     933,000         97,000      821,000
                                --------  -----------    -----------  -----------

EFFECT  OF  EXCHANGE  RATE
  CHANGES  ON  CASH,  NET              -        9,000         30,000      (48,000)
                                --------  -----------    -----------  -----------

NET  INCREASE  (DECREASE)
  IN CASH AND CASH EQUIVALENTS      (933)      (3,000)        (1,000)      52,000

CASH  AND  CASH  EQUIVALENTS,
  BEGINNING  OF  YEAR                966       15,000          9,000       12,000
                                --------  -----------    -----------  -----------

CASH  AND  CASH  EQUIVALENTS,
  END  OF  YEAR                 $     33  $    12,000    $     8,000   $   64,000
                                ========  ===========    ===========   ==========

NON  CASH  TRANSACTIONS:
  Stock issued for purchase
    of patent technology        $      -  $         -    $         -   $  370,000
  Long-term  debt converted
    to  shares                  $      -  $         -    $         -   $1,465,000

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.  THE  COMPANY

ITS Networks Inc. (the "Company") was incorporated in the State of Florida on November 23, 1998. On December 22, 2000, the Company issued 16,866,667 shares of common stock in exchange for 100% of the outstanding common stock of ITS Europe, S.L. ("ITS Europe"), a Spanish telecommunications company. For accounting purposes, the acquisition has been recorded as a recapitalization of ITS Europe, with ITS Europe as the acquirer. The 16,866,677 shares issued are treated as issued by ITS Europe for cash.

The consolidated financial statements include the accounts of ITS Europe and the Company. The Statement of Operations reflects primarily the operations of ITS Europe. The Company is a provider of numerous telecommunication services and products within Spain. Significant inter-company balances and transactions have been eliminated on consolidation.

2.  GOING  CONCERN

Since inception, the Company has incurred operating losses in each reporting period as shown in the accompanying financial statements. The Company incurred a net loss of $(901,000) for the nine months ended June 30, 2002. The Company used cash in operations of $649,000 during this period. As of June 30, 2002, the Company has a deficit in working capital of $(351,000) and a deficit net worth of $(535,000). These factors raise substantial doubt about the Company's ability to continue as a going concern.

Based upon the new business plan developed during April/May this year, management is implementing its plan to obtain additional debt and/or equity financing, restructure current debt, increase revenues as well as improve operating margins. The current shareholders have shown their commitment to the Company by financially supporting the operations. During the nine months ended June 30, 2002, $1,465,000 of debt was converted to equity and the Company received an additional $11,000 in cash for stock. During the nine months ended June 30, 2002, affiliates loaned the Company $810,00, of which $271,000 was converted to stock as described above.

The ability of the Company to continue as a going concern is dependent upon the Company's ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.  SIGNIFICANT  ACCOUNTING  POLICIES

Cash and Cash Equivalents - The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. There are no cash equivalents at June 30, 2002 and September 30, 2001.

Property  and  Equipment  -  Property   and  equipment   are  stated   at  cost.
Depreciation is provided primarily by the straight-line method over the estimated useful lives of the assets.

Impairment of Long-lived Assets - The Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to determine deferred tax assets and liabilities. Deferred tax assets and liabilities are determined based upon the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are assumed to reverse.

Loss per Share - Loss per common and common equivalent share is computed based on the weighted average number of common shares outstanding. There are no common stock equivalents outstanding at June 30, 2002 and September 30, 2001.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation/Transactions - The assets and liabilities of ITS Europe, S.L., whose functional currency is the Euro (formerly the Peseta), are generally translated into US dollars at the June 30, 2002 and September 30,
2001 exchange rate. The revenues and expenses are translated at average exchange rates for the period. Resulting translation adjustments are accumulated and reflected as a separate component of stockholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign transaction gains and losses in the functional currencies are immaterial.

4.     PROPERTY  AND  EQUIPMENT

Property and equipment at June 30, 2002, September 30, 2001 are comprised as follows:

                                         June  30,     September  30,
                                           2002             2001
                                         ---------     --------------
     Computers  and  systems             $  89,000        $  67,000
     Motor  vehicles                        13,000           13,000
     Furniture  and  fixtures              102,000           55,000
     Dialers                               131,000          124,000
                                         ---------        ---------
     Total  at  Cost                       335,000          259,000
     Less:  accumulated  depreciation     (122,000)         (97,000)
                                         ---------        ---------

     Net  Property  and  Equipment       $ 213,000        $ 162,000
                                         =========        =========

5.  INCOME  TAXES

The Company's wholly-owned subsidiary, ITS Europe, S.L., files its income taxes on a calendar year basis. Statutory tax laws of Spain allow net losses from operations to be carried forward for a period of 15 years. For the year ended September 30, 2001, the available tax loss ITS Europe has accumulated is $1,972,000 which may be used to offset future taxable income. The utilization of the loss expires in years from 2005 to 2010.

The Company has a deferred tax asset principally due to net operating loss carry forwards. This deferred tax asset has been offset in full by a valuation allowance, as the Company can not be assured at this time that it will be able to utilized these loss carryforwards.

The  carryforward  expiration  years  and  amounts  are  as  follows:

                Year      Amount
                ----      ------
                2005    $   11,000
                2006        26,000
                2007        63,000
                2008        76,000
                2009       729,000
                2010     1,067,000
                        ----------
                        $1,972,000
                        ==========


6.  LITIGATION

In the normal course of its operations, the Company may, from time to time, be named in legal actions seeking monetary damages. While the outcome of these matters cannot be estimated with certainty, management does not expect, based upon consultation with legal counsel, that they will have a material effect on the Company's business or financial condition or results of operations.

7.  LOANS  PAYABLE

At June 30, 2002, the Company has loans payable to related parties totaling $571,000 of which $539,000 is considered to be long-term. These loans have no maturity dates or repayment terms and are interest free.

As of September 30, 2001, the Company had loans payable of $1,195,000 due to four creditors as follows: $17,000, $18,000, $420,000, and $740,000. The loans have no maturity dates or repayment terms and are interest-free. The loans for $420,000 and $740,000 are convertible into shares of stock in the Company and the loan of $18,000 is from a related party. As discussed in Note 2, the related party notes were converted into common stock during the nine months ended June 30, 2002.

8.  CREDIT  RISK

The Company operates principally in Spain. The Company grants credit to its customers after its performing certain credit evaluation procedures. The Company believes that credit risk is limited because it routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts which at June 30, 2002 and September 30, 2001 is $187,000 and $65,000, respectively. The Company believes any credit risk beyond this amount would be negligible.

The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.

As of September 30, 2001, no customers accounted for 10% of accounts receivable. For the year ended September 30, 2001, no customers accounted for more than 10% of total sales.

9.  INFLATION

The Company believes that inflation has not had a material impact on its results of operations for the nine months ended June 30, 2002 and the years ended September 30, 2001.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.


                                TABLE OF CONTENTS

Prospectus  Summary                                                           3
The  Offering
Equity  Line  of  Credit
Summary  Consolidated  Financial  Information
Risk  Factors
Forward  Looking  Statements
Use  of  Proceeds
Dividend  Policy
Price  Range  of  Common  Stock
Capitalization
Management's  Discussion  and  Analysis  of
  Financial  Condition  of  Plan  of  Operations
Business
Selling  Stockholders
Plan  of  Distribution
Management
Principal  Stockholders
Certain  Relationships  and  Related  Transactions
Description  of  Capital  Stock
Shares  Eligible  for  Future  Sale
Legal  Matters
Experts
Where  You  Can  Find  Additional  Information
Consolidated  Financial  Statements     F-1

UNTIL  ________________________,  2002  (25  DAYS  AFTER  THE  DATE  OF  THIS
PROSPECTUS), ALL DEALERS THAT BUY, SELL OR TRADE IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. DEALERS ARE ALSO OBLIGATED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                ITS NETWORKS INC.


                                  COMMON STOCK


                                   PROSPECTUS


                                      2002

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 607-0850 of the Florida Business Corporation Act authorizes a corporation to indemnify directors and officers who were or are a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement by attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Article X of the Articles of Incorporation of the Company limits the liability of directors, officers, and employees of the Company to the fullest extent provided by the Florida Business Corporation Act.

     Article VI of the Bylaws of the Company provides that the Company shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company, except as specifically provided therein.

     The indemnification provisions in the Registrant's Articles of Incorporation and in its Bylaws may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. The Registrant, with approval by the Registrant's Board of Directors, expects to obtain directors' and officers' liability insurance. Reference is made to the following documents filed as exhibits to this registration statement by incorporation by referenced to the Exhibits to the Form 10-SB registration statement of the Registrant (File No. 333-93583) regarding relevant indemnification provisions described above and elsewhere herein:

           DOCUMENT                                   EXHIBIT  NUMBER
           --------                                   ----------------
Articles  of  Incorporation  of  Registrant                3(i)
Bylaws  of  Registrant                                     3(iii)

     The Company has not entered into indemnification agreements with the Company's directors and officers. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

                                                      Amount  to
                                                       Be  Paid
                                                      -----------
SEC  registration  fee                                $       971
Legal  fees  and  expenses                            $    45,000
Accounting  fees  and  expenses                       $    10,000
Printing  and  engraving                              $       300
Blue Sky fees and expenses (including legal fees)     $     2,500
Transfer  agent  fees                                 $       300
Miscellaneous                                         $     5,000
                                                      -----------
Total                                                 $    64,071
                                                      ===========


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The following sets forth a description of all sales and issuances of the Company's securities during the previous three years. The Company relied upon one or more exemptions from registration under the Securities Act of 1933, including Section 4(2) of the Securities Act of 1933 and Regulation S with respect to certain sales to non-U.S. persons, as defined by Regulations S.

     On December 21, 2000, the Company issued 20,000 shares of restricted Common Stock to Mark Beloyan upon his exercise of a warrant, exercised at $1.00 per share, in reliance upon Section 4(2) of the Securities Act of 1933.

     On January 5, 2001, the Company issued 16,866,667 shares of Common Stock in exchange for all of the issued and outstanding capital stock of ITS Europe, S.L. in reliance upon Regulation S and Section 4(2) under the Securities Act of 1933, to Carnival Enterprises (10,812,480 shares), Geeris Holding Nederland B.V. (2,011,360 shares), Volim Holding B.V. (3,687,494 shares), Frederic Cohen
(250,000 shares), Nicholas Rhodes (40,000 shares), Stephen A. Zrenda, Jr. (60,000 shares), and Emile Z. Newman (5,333 shares).

     On October 23, 2001, the Company extended the expiration date of outstanding warrants to purchase 880,000 shares of Common Stock from December 22, 2002 to December 22, 2004.

     On November 1, 2001, the Company issued 18,000 shares of restricted Common Stock to Stephen A. Zrenda, Jr., P.C. for legal services in reliance upon
Section  4(2)  of  the  Securities  Act  of  1933.

     On  November  14,  2001,  the  Company  issued 960,000 shares of restricted
Common Stock to WKC Groenwoud for $.75 per share in exchange for the cancellation of outstanding indebtedness of $720,000 and accrued interest, in reliance upon Regulation S under the Securities Act of 1933.

     In April 2002, the Company converted loans totaling $745,000 into 1,412,071 shares of Common Stock in reliance upon Regulation S under the Securities Act of 1933. As of June 30, 2002, these shares had not been issued.

     In April 2002, the Company authorized the issuance of 1,412,071 shares of restricted Common Stock for cash at prices ranging from $.45 per share to $.70 per share, including 44,285 shares issued for services, to L.L.M. Vehmeijer (112,786 shares), Smithoak Properties, Inc. (944,285 shares) Lavney Properties (35,000 shares), and Talgon Corporation Ltd. (320,000 shares), in reliance upon Regulation S under the Securities Act of 1933.

     In April 2002, the Company authorized the issuance of 250,000 shares of its restricted Common Stock to Gustavo Gomez, a director and the President of the Company, as provided in his employment agreement, in reliance upon Regulation S under the Securities Act of 1933.

     In June 2002, the Company authorized the issuance of 790,000 shares of restricted Common Stock for advertising services to Melanie Griffith (600,000 shares), Francisco Fortes (50,000 shares), and Javier Domingues Bandera (140,000 shares), in reliance upon Section 4(2) of Regulation S under the Securities Act of 1933. In September 2002, the 600,000 shares of Common Stock issued to Melanie Griffith were cancelled, and a stock option was granted to Ms. Griffith to purchase 631,579 shares of Common Stock at an exercise price of $.10 per share for a term expiring on March 27, 2007.

     In September 2002, the Company issued 1,026,316 shares of Common Stock to Cornell Capital Partners, L.P. and issued 26,316 shares of Common Stock to Westrock Advisors, Inc. under the terms of our Equity Line of Credit Agreement and Placement Agent Agreement dated June 18, 2002, in reliance upon Section 4(2) under the Securities Act of 1933.

     In September 2002, the Company issued 25,000 shares of Common Stock to Maurice Boland for radio product promotion services in reliance upon Section 4(2) of the Securities Act of 1933.

ITEM  27.  EXHIBITS

NUMBER                             DESCRIPTION
------                             -----------

1.  Underwriting  Agreement        Placement  Agent  Agreement  with  Westrock
                                   Advisors,  Inc.  dated  June  18,  2002.

3(i)  Articles of Incorporation
      of  the  Registrant         The Articles of Incorporation are incorporated
                                  herein by reference to Exhibit 3(i) to the previous Form SB-2 registration statement of the Company (File No. 333-93583)

3(ii)  Amendment to Articles
of  Incorporation                 The Amendment to the Articles of Incorporation
                                  are  incorporated  herein   by   reference  to
                                  Exhibit 99.1 to the Form 8-K current report of the Company (File No. 30611) dated January
                                  29,  2001.

3(iii) By-Laws of the Registrant  The  By-Laws   are   incorporated   herein  by
                                  reference  to  Exhibit  3.2  to  the  previous
                                  Form SB-2   registration   statement  of   the
                                  Company  (File  No.  333-93583)

5.  Legal  Opinion                Legal   opinion   and   consent  of Stephen A.
                                  Zrenda,  Jr.,  P.C.



10.     Material  Contracts

        10  (a)                   Share  Exchange  Agreement dated  December 22,
                                  2000,  is   incorporated   by   reference   to
                                  Exhibit 99.1 to the Form 8-K Current Report of the Company dated January 5, 2001.

        10  (b)                   Stock Purchase  Agreement  dated  December 22,
                                  2000, is incorporated by reference to  Exhibit
                                  99.2 to the Form 8-K  Current  Report  of  the
                                  Company  dated  January  5,  2001

        10  (c)                   Agreement  dated  September   27,  2000,  with
                                  Melanie Griffith is incorporated by reference to Exhibit 10(c) to the Form 10-KSB annual report of the Company for its fiscal year ended September 30, 2001.

        10  (d)                   Agreement  dated  February  14,  2000, with
                                  SGEL, SA is incorporated by reference to
                                  Exhibit 10(d) to the Form 10-KSB annual
                                  report of the  Company  for  its  fiscal  year
                                  ended  September  30,  2001

        10  (e)                   Agreement dated July 15, 2001, with Telecor,
                                  SA  is  incorporated  by  reference  to
                                  Exhibit 19(e) to the Form 10-KSB annual
                                  report of the  Company  for  its  fiscal  year
                                  ended  September  30,  2001

        10  (f)                   Agreement  dated  July  1, 2000, with LINCE
                                  Telecommunications is incorporated by reference to Exhibit 10(f) to the Form
                                  10-KSB annual report of the Company for its fiscal year ended September 30, 2001

        10  (g)                   Equity  Line of Credit Agreement dated June
                                  18, 2002, with Cornell Capital Partners, L.P.
                                  is incorporated by reference to Exhibit  10.1
                                  to the Form 10-QSB quarterly report of the
                                  Company for the period ended  June  30,  2002

        10  (h)                   Registration Rights Agreement dated June 18,
                                  2002,  with  Cornell  Capital  Partners,  L.P.
                                  is incorporated by reference to  Exhibit  10.2
                                  to the Form 10-QSB quarterly report of the
                                  Company for the period ended  June  30,  2002

        10  (i)                   Employment  Agreement dated March 16, 2002,
                                  with Gustavo Gomez is incorporated by reference to Exhibit 10.3 to the Form
                                  10-QSB quarterly report of the Company for the period ended June 30, 2002

        10  (j)                   Lease Agreement dated April 29, 2002 for the
                                  executive  offices in Madrid, Spain is
                                  incorporated by reference to Exhibit 10.4 to the Form 10-QSB quarterly report of the Company for the period ended June 30, 2002

        10  (k)                   Escrow Agreement among the Company, Cornell
                                  Capital Partners, L.P., Butler Gonzales LLP, and Wachovia, N.A. dated June 18, 2002

        10  (l)                   Employment Agreement with Martin L. Becerra
                                  dated  April  1,  2002.

11.  Statement  re: computation
     of per share earnings        Reference is made to  the  Consolidated
                                  Statements of Operations of the Company which are incorporated by reference herein.

16.  Letter regarding change
     in certifying accountants    Letter dated July 10, 2002 of Moore  Stephens,
                                  P.C. regarding change of certified accountant is incorporated by reference to Exhibit 16 to the Form 8-K/A of the Company filed on July
                                  10,  2002.

21.  Description of subsidiaries  A  description  of  the subsidiary  of  the
                                  Registrant is incorporated herein by reference to Exhibit 21 of the Form 10-KSB annual report of the Company for its fiscal year ended September 30, 2001.

23.1  Consent of Moore
      Stephens, P.C.              Consent of Moore Stephens, P.C., independent
                                  auditor

23.3  Consent of Stephen  A.
      Zrenda, Jr., P.C.           Consent of Stephen A. Zrenda,  Jr.,  P.C.
                                  is incorporated by reference to Exhibit 5 to this Form SB-2 registration statement.

ITEM  28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide certificates in such denominations and registered in such names as required by the purchasers to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  Registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          b To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          d To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          e. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         f. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering  thereof.


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Madrid, Spain, on October 11, 2002.

                                       ITS  NETWORKS  INC.
                                       (Registrant)

                                       /s/  Gustavo  A.  Gomez
                                       -----------------------------------
                                       By:  Gustavo  A.  Gomez,  President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/  Gustavo  A.  Gomez
-----------------------                October  11,  2002
     Gustavo  A.  Gomez
     Director,  President  and  Treasurer

/s/  Martin-Luis  Becerra
-------------------------              October  11,  2002
     Martin-Luis  Becerra
     Chief  Financial  Officer,  Principal
     Accounting  and  Financial  Officer,
     and  Secretary

                           INDEX TO EXHIBITS ATTACHED


NUMBER                                              DESCRIPTION
------                                              -----------

1.  Underwriting  Agreement              Placement Agent Agreement with Westrock
                                         Advisors,  Inc. dated  June  18,  2002.

5.  Legal  Opinion                       Legal opinion and consent of Stephen A.
                                         Zrenda,  Jr.,  P.C.

10  (k)                                  Escrow Agreement among the Company,
                                         Cornell Capital Partners, L.P., Butler
                                         Gonzales LLP, and Wachovia, N.A. dated
                                         June 18, 2002

10  (l)                                  Employment Agreement with Martin L.
                                         Becerra dated  April  1,  2002.

23.1  Consent of Moore Stephens, P.C.    Consent of Moore Stephens,  P.C.,
                                         independent  auditor

                                                                       EXHIBIT 1


                                ITS NETWORKS INC.
                            PLACEMENT AGENT AGREEMENT

                                                      Dated as of: June __, 2002


Westrock  Advisors,  Inc.
230  Park  Avenue,  Floor  9
New  York,  New  York  10169

Ladies  and  Gentlemen:

     The undersigned, ITS Networks Inc. , a Florida corporation (the "Company"), hereby agrees with Westrock Advisors, a New York Corporation (the "Placement Agent") and Cornell Capital Partners, LP, a Delaware Limited Partnership (the "Investor") as follows:

     1. Offering. The Company hereby engages the Placement Agent to act as its exclusive placement agent in connection with the Equity Line of Credit Agreement dated the date hereof, (the "Equity Line of Credit Agreement") pursuant to which the Company shall issue and sell to the Investor, from time to time, and the Investor shall purchase from the Company (the "Offering") up to Ten Million Dollars ($10,000,000 U.S.) of the Company's common stock (the "Commitment Amount"), par value $.001 per share (the "Common Stock"), at price per share equal to the Purchase Price, as that term is defined in the Equity Line of Credit Agreement. Pursuant to the terms hereof, the Placement Agent shall render consulting services to the Company with respect to the Equity Line of Credit Agreement and shall be available for consultation in connection with the advances to be requested by the Company pursuant to the Equity Line of Credit Agreement

     All capitalized terms used herein and not otherwise defined herein shall have the same meaning ascribed to them as in the Equity Line of Credit
Agreement. The Investor will be granted certain registration rights with respect to the Common Stock as more fully set forth in the Registration Rights Agreement between the Company and the Investor dated the date hereof (the "Registration Rights Agreement"). The documents to be executed and delivered in connection with the Offering, including, but not limited, to this Agreement, the Equity Line of Credit Agreement, the Registration Rights Agreement, and the Escrow Agreement with Wachovia, N.A. (the "Escrow Agreement"), are referred to sometimes hereinafter collectively as the "Offering Materials." The Company's Common Stock is sometimes referred to hereinafter as the "Securities." The Placement Agent shall not be obligated to sell any Securities and this Offering by the Placement Agent shall be solely on a "best efforts basis."

     2.  Compensation.
          A. Upon the execution of this Agreement the Company shall issue to the Placement Agent or its designee shares of the Company's restricted Common Stock in an amount equal to Ten Thousand Dollars ($10,000 U.S.) divided by the closing bid price of the Company's Common Stock on the date hereof (collectively, the "Placement Agent's Shares "). The Placement Agent shall be entitled to "piggy-back" registration rights triggered upon registration of any shares of Common Stock by the Investor with respect to the Placement Agent's Shares pursuant to the Registration Rights Agreement dated the date hereof.

     3.  Representations,  Warranties  and  Covenants  of  the  Placement Agent.
          A.  The Placement Agent represents, warrants and covenants as follows:
              (i) The Placement Agent has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby .
               (ii) The execution and delivery by the Placement Agent of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgment, decree, order or, to the Placement Agent's knowledge, any statute, rule or regulation applicable to the Placement Agent. This Agreement when executed and delivered by the Placement Agent, will constitute the legal, valid and binding obligations of the Placement Agent, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy.
               (iii) Upon receipt and execution of this Agreement the Placement Agent will promptly forward copies of this Agreement to the Company or its counsel and the Investor or its counsel.
               (iv) The Placement Agent will not intentionally take any action that it reasonably believes would cause the Offering to violate the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act"), the respective rules and regulations promulgated there under (the "Rules and Regulations") or applicable "Blue Sky" laws of any state or jurisdiction.
               (v) The Placement Agent will use all reasonable efforts to determine (a) whether the Investor is an Accredited Investor and (b) that any information furnished by the Investor is true and accurate. The Placement Agent shall have no obligation to insure that (x) any check, note, draft or other means of payment for the Common Stock will be honored, paid or enforceable against the Investor in accordance with its terms, or (y) subject to the performance of the Placement Agent's obligations and the accuracy of the Placement Agent's representations and warranties hereunder, (1) the Offering is exempt from the registration requirements of the 1933 Act or any applicable state "Blue Sky" law or (2) the Investor is an Accredited Investor.
               (vi) The Placement Agent is a member of the National Association of Securities Dealers, Inc., and is a broker-dealer registered as such under the

1934 Act and under the securities laws of the states in which the Securities will be offered or sold by the Placement Agent unless an exemption for such state registration is available to the Placement Agent. The Placement Agent is in compliance with all material rules and regulations applicable to the Placement Agent generally and applicable to the Placement Agent's participation in the Offering.

     4.  Representations  and  Warranties  of  the  Company.
          A.  The  Company  represents  and  warrants  as  follows:
              (i) The execution, delivery and performance of each of this Agreement, the Equity Line of Credit Agreement, the Escrow Agreement, and the Registration Rights Agreement has been or will be duly and validly authorized by the Company and is, or with respect to this Agreement, the Equity Line of Credit Agreement, the Escrow Agreement, and the Registration Rights Agreement will be, a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy. The Securities to be issued pursuant to the transactions contemplated by this Agreement and the Equity Line of Credit Agreement have been duly authorized and, when issued and paid for in accordance with (x) this Agreement, the Equity Line of Agreement and the certificates/instruments representing such Securities, (y) will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that (1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, and
(2) the enforceability thereof is subject to general principles of equity. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken by the Company.
          (ii) The Company has a duly authorized, issued and outstanding capitalization as set forth herein and in the Equity Line of Credit Agreement. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the agreements described herein and as described in the Equity Line of Credit Agreement, dated the date hereof and the agreements described therein. All issued and outstanding securities of the Company, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share of which 23,996,236 shares of Common Stock are issued and outstanding and 5,000,000 shares of Preferred Stock, of which none are outstanding.
          (iii) The Common Stock to be issued in accordance with this Agreement and the Equity Line of Credit Agreement has been duly authorized and when issued and paid for in accordance with this Agreement, the Equity Line of Credit Agreement and the certificates/instruments representing such Common Stock, will be validly issued, fully-paid and non-assessable; the holders thereof will not be subject to personal liability solely by reason of being such holders; such Securities are not and will not be subject to the preemptive rights of any holder  of  any  security  of  the  Company.
          (iv) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation, any real or personal property stated in the Offering Materials to be owned or leased by the Company), free and clear of all liens, encumbrances, claims, security interests and defects of any material nature whatsoever, other than those set forth in the Offering Materials and liens for taxes not yet due and payable.
          (v) There is no litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the properties or business of the Company, except as set forth in the Offering Materials.
          (vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida. Except as set forth in the Offering Materials, the Company does not own or control, directly or indirectly, an interest in any other corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business) as described in the Offering Materials. Any disclosures in the Offering Materials concerning the effects of foreign, federal, state and local regulation on the Company's businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement, the Equity Line of Credit Agreement, the Registration Rights Agreement, and the Escrow Agreement, to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the Securities or execution and delivery of the Offering Materials except for applicable federal and state securities laws. The Company, since its inception, has not incurred any liability arising under or as a result of the application of any of the provisions of the 1933 Act, the 1934 Act or the Rules and Regulations.
          (vii) There has been no material adverse change in the condition or prospects of the Company, financial or otherwise, from the latest dates as of which such condition or prospects, respectively, are set forth in the Offering Materials, and the outstanding debt, the property and the business of the Company conform in all material respects to the descriptions thereof contained in the Offering Materials.
          (viii) Except as set forth in the Offering Materials, the Company is not in breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or Equity Line of Credit Agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Company is not in violation of any provision of its charter or by-laws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any material statute, rule or regulation. Neither the execution and delivery of the Offering Materials nor the issuance and sale or delivery of the Securities, nor the consummation of any of the transactions contemplated in the Offering Materials nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except (a) where such default, lien, charge or encumbrance would not have a material adverse effect on the Company and (b) as described in the Offering Materials; nor will such action result in any violation of the provisions of the charter or the by-laws of the Company or, assuming the due performance by the Placement Agent of its obligations hereunder, any material statute or any material order, rule or regulation applicable to the Company of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company.
          (ix) Subsequent to the dates as of which information is given in the Offering Materials, and except as may otherwise be indicated or contemplated herein or therein and the securities offered pursuant to the Securities Purchase Agreement dated the date hereof, the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or (b) entered into any transaction other than in the ordinary course of business, or (c) declared or paid any dividend or made any other distribution on or in respect of its capital stock. Except as described in the Offering Materials, the Company has no outstanding obligations to any officer or director of the Company.
          (x) There are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Common Stock or any other arrangements, agreements or understandings that may affect the Placement Agent's compensation, as determined by the National Association of Securities Dealers, Inc.
          (xi) The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by the Company) and, except as set forth in the Offering Materials, there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company's businesses (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by the Company) except any claim or action that would not have a material adverse effect on the Company; the Company's current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.
          (xii) Except as described in the Offering Materials, the Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, licenses or technology it has developed, uses, employs or intends to use or employ, other than to their respective licensors.
          (xiii) Subject to the performance by the Placement Agent of its obligations hereunder and the offer and sale of the Securities comply, and will continue to comply in all material respects with the requirements of Rule 506 of Regulation D promulgated by the SEC pursuant to the 1933 Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Offering Materials nor any amendment or supplement thereto nor any documents prepared by the Company in connection with the Offering will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Materials are true and correct as of the date of the Offering Materials.
          (xiv) All material taxes which are due and payable from the Company have been paid in full or adequate provision has been made for such taxes on the books of the Company except for those taxes disputed in good faith the Company does not have any tax deficiency or claim outstanding assessed or proposed against it.
          (xv) None of the Company nor any of its officers, directors, employees or agents, nor any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Offering Materials, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company in the future.

     5.  Representations,  Warranties  and  Covenants  of  the  Investor.
         ----------------------------------------------------------------
          A.  The  Investor  represents,  warrants  and  covenants  as  follows:
              (i) The Investor has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby .
              (ii) The execution and delivery by the Investor of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Investor is a party or by which the Investor or its properties are bound, or any judgment, decree, order or, to the Investor's knowledge, any statute, rule or regulation applicable to the Investor. This Agreement when executed and delivered by the Investor, will constitute the legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy.
               (iii) The Investor will promptly forward copies of any and all due diligence questionnaires compiled by the Investor to the Placement Agent.



     6.  Certain  Covenants  and  Agreements  of  the  Company.
         ------------------------------------------------------
     The Company covenants and agrees at its expense and without any expense to the Placement Agent as follows:
          A. To advise the Placement Agent of any material adverse change in the Company's financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Materials occurring at any time as soon as the Company is either informed or becomes aware thereof.
          B. To use its commercially reasonable efforts to cause the Common Stock issuable in connection with the Equity Line of Credit to be qualified or registered for sale on terms consistent with those stated in the Registration Rights Agreement and under the securities laws of such jurisdictions as the Placement Agent and the Investor shall reasonably request. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of the Company.
          C. Upon written request, to provide and continue to provide the Placement Agent and the Investor copies of all quarterly financial statements and audited annual financial statements prepared by or on behalf of the Company, other reports prepared by or on behalf of the Company for public disclosure and all documents delivered to the Company's stockholders.
          D. To deliver, during the registration period of the Equity Line Credit Agreement, to the Placement Agent upon the Placement Agent's request, within forty five (45) days, a statement of its income for each such quarterly period, and its balance sheet and a statement of changes in stockholders' equity as of the end of such quarterly period, all in reasonable detail, certified by its principal financial or accounting officer; (ii) within ninety (90) days after the close of each fiscal year, its balance sheet as of the close of such fiscal year, together with a statement of income, a statement of changes in stockholders' equity and a statement of cash flow for such fiscal year, such balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flow to be in reasonable detail and accompanied by a copy of the certificate or report thereon of independent auditors if audited financial statements are prepared; and (iii) a copy of all documents, reports and information furnished to its stockholders at the time that such documents, reports and information are furnished to its stockholders.

          E.  To  comply  with  the  terms  of  the  Offering  Materials.
          F. To ensure that any transactions between or among the Company, or any of its officers, directors and affiliates be on terms and conditions that are no less favorable to the Company, than the terms and conditions that would be available in an "arm's length" transaction with an independent third party.

     7.  Indemnification.
         ----------------
          A. The Company hereby agrees that it will indemnify and hold the Placement Agent and each officer, director, shareholder, employee or representative of the Placement Agent and each person controlling, controlled by or under common control with the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or the SEC's Rules and Regulations promulgated there under (the "Rules and Regulations"), harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Placement Agent or such indemnified person of the Placement Agent may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) Section 4 of this Agreement, (b) the Offering Materials (except those written statements relating to the Placement Agent given by an indemnified person for inclusion therein),
(c) any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof, or any state securities commission or agency; (ii) the omission or alleged omission from documents described in clauses (a), (b) or (c) above of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement. The Company further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 6(A), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Placement Agent or such indemnified person based upon specific finding of fact that the Placement Agent or such indemnified person's gross negligence or willful misfeasance will be promptly repaid to the Company.
          B. The Placement Agent hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company, and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Company or such indemnified person of the Company may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of the Placement Agent or its officers, employees or representatives in its acting as Placement Agent for the Offering or (ii) the material breach of any representation, warranty, covenant or agreement made by the Placement Agent in this Agreement (iii) any false or misleading information provided to the Company by one of the Placement Agent's indemnified persons.

          C. The Investor hereby agrees that it will indemnify and hold the Placement Agent and each officer, director, shareholder, employee or representative of the Placement Agent, and each person controlling, controlled by or under common control with the Placement Agent within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Placement Agent or such indemnified person of the Placement Agent may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of the Investor or its officers, employees or representatives in its acting as the Investor for the Offering or (ii) the material breach of any representation, warranty, covenant or agreement made by the Investor in the Offering Materials (iii) any false or misleading information provided to the Placement Agent by one of the Investor's indemnified persons.

          D. The Placement Agent hereby agrees that it will indemnify and hold the Investor and each officer, director, shareholder, employee or representative of the Investor, and each person controlling, controlled by or under common control  with  the  Investor within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Investor or such indemnified person of the Investor may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of the Placement Agent or its officers, employees or representatives in its acting as the Placement Agent for the Offering or (ii) the material breach of any representation, warranty, covenant or agreement made by the Placement Agent in this Agreement (iii) any false or misleading information provided to the Investor by one of the Placement Agent's indemnified persons.

          E. Promptly after receipt by an indemnified party of notice of commencement of any action covered by Section 6(A), (B), (C) or (D), the party to be indemnified shall, within five (5) business days, notify the indemnifying party of the commencement thereof; the omission by one (1) indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it which is reasonably acceptable to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such
Section 6(A), (B), (C), or (D) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party's control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if, (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.
          F. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(A) or 6(B) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that the Placement Agent shall be responsible for such percent of the aggregate of such losses, claims, damages and liabilities as shall equal the percentage of the gross proceeds paid to the Placement Agent and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(F), any person controlling, controlled by or under common control with the Placement Agent, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as the Placement Agent and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this Section 6(D), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise if the party from whom contribution may be sought is not materially prejudiced thereby. The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement.

     8.  Payment  of  Expenses.
     The Company hereby agrees to bear all of the expenses in connection with the Offering, including, but not limited to the following: filing fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of Offering Materials, registrar and transfer agent fees, escrow agent fees and expenses, fees of the Company's counsel and accountants, issue and transfer taxes, if any.

     9.  Conditions  of  Closing
         -----------------------

     The Closing shall be held at the offices of the Investor or its counsel. The obligations of the Placement Agent hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Date of Closing (the "Closing Date") with respect to the Company as if it had been made on and as of such Closing Date; the accuracy on and as of the Closing Date of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date of its covenants and obligations hereunder and to the following further conditions:
          A. Upon the effectiveness of a registration statement covering the Equity Line of Credit Agreement, the Placement Agent shall receive the opinion of Counsel to the Company, dated as of the date thereof, which opinion shall be in form and substance reasonably satisfactory to the Investor, their counsel and the Placement Agent.
          B. At or prior to the Closing, the Placement Agent shall have been furnished such documents, certificates and opinions as it may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and the Offering Materials, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.
          C. At and prior to the Closing, (i) there shall have been no material adverse change nor development involving a prospective change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Offering Materials; (ii) there shall have been no transaction, not in the ordinary course of business except the transactions pursuant to the Securities Purchase Agreement entered into by the Company which has not been disclosed in the Offering Materials or to the Placement Agent in writing; (iii) except as set forth in the Offering Materials, the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness for which a waiver or extension has not been otherwise received; (iv) except as set forth in the Offering Materials, the Company shall not have issued any securities (other than those to be issued as provided in the Offering Materials) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise) and trade payable debt; (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as indicated in the Offering Materials; and
(v) no action, suit or proceeding, at law or in equity, against the Company or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding could materially adversely affect the businesses, prospects or financial condition or income of the Company, except as set forth in the Offering Materials.
          D. At Closing, the Placement Agent shall receive a certificate of the Company signed by an executive officer and chief financial officer, dated as of the applicable Closing, to the effect that the conditions set forth in subparagraph (C) above have been satisfied and that, as of the applicable closing, the representations and warranties of the Company set forth herein are true and correct.
     10.  Termination.
          ------------
     This Agreement shall be co-terminus with, and terminate upon the same terms and conditions as those set forth in, the Equity Line of Credit Agreement. The rights of the Investor and the obligations of the Company under the Registration Rights Agreement, and the rights of the Placement Agent and the obligations of the Company shall survive the termination of this Agreement unabridged.
     11.  Miscellaneous.
          --------------
          A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.
          B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered or faxed (upon confirmation of receipt received by the sending party), addressed as follows:

If  to  Placement  Agent,  to:          Westrock  Advisors,  Inc.
                                        230  Park  Avenue,  Floor  9
                                        New  York,  New  York  10169

If  to  the  Company,  to:              ITS  Networks  Inc.
                                        Villanneva  16  -  5th  Floor
                                        Madrid,  Spain  28001
                                        Attention:  Gustavo  Gomez,  President
                                                      and  CEO
                                        Telephone:   (011)  (34)  (91)  578-0074
                                        Facsimile:   (011)  (34)  (95)  277-4458

With  a  copy  to:                      Stephen  A.  Zrenda,  Jr.,  P.C.
                                        100  North  Broadway-  Suite  2100
                                        Oklahoma  City,  Oklahoma  73102
                                        Telephone:   (405)  235-2111
                                        Facsimile:   (405)  235-2157

If  to  the  Investor:                  Cornell  Capital  Partners,  LP
                                        101  Hudson  Street  -  Suite  3606
                                        Jersey  City,  NJ  07302
                                        Attention:   Mark  A.  Angelo
                                                     Portfolio  Manager
                                        Telephone:        (201)  985-8300
                                        Facsimile:         (201)  985-8266

With  Copies  to:                       Butler  Gonzalez  LLP
                                        1000  Stuyvesat  Avenue -Suite  No.:  6
                                        Union,  NJ  07083
                                        Attention:   David  Gonzalez,  Esq.
                                        Telephone:       (908)  810-8588
                                        Facsimile:        (908)  810-0973

or  to  such  other  address  of  which  written  notice is given to the others.

          C. This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New York as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

          D. This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

          E. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                        COMPANY:
                                        ITS  NETWORKS  INC.

                                        By:
                                        Name:  Gustavo  Gomez
                                        Title:  President  and  CEO


                                        PLACEMENT  AGENT:
                                        WESTROCK  ADVISORS,  INC.

                                        By:
                                        Name:
                                        Title:

                                        INVESTOR:
                                        CORNELL  CAPITAL  PARTNERS,  LP

                                        By:  Yorkville  Advisors,  LLC
                                        Its:  General  Partner


                                        By:
                                        Name:  Mark  A.  Angelo
                                        Title:  Portfolio  Manager

                                                                       EXHIBIT 5

                          STEPHEN A. ZRENDA, JR., P.C.
                          ATTORNEY AND COUNSELOR AT LAW
                              2100 BANK ONE CENTER
                               100 NORTH BROADWAY
                       OKLAHOMA CITY, OKLAHOMA 73102-8601

                            Telephone (405) 235-2111
                            Telecopier (405) 235-2157

Stephen  A.  Zrenda,  Jr.,  Esquire                   E-mail:  Zrendaesq@aol.com

                                October 11, 2002

ITS  Networks  Inc.
C/Villanueva  16,  5th  Floor
Madrid,  Spain  28001

Gentlemen:

     We have acted as special counsel to ITS Networks Inc. (the "Company") to render a legal opinion regarding its Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission concerning its public offering of Common Stock, $.001 par value.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, ii) the authenticity of documents submitted to us as originals, and (iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. We have also examined such matters of law and such additional matters of fact as we consider necessary or appropriate in connection with the opinions hereinafter expressed.

     Based  on  and  subject  to  the  foregoing,  it  is  our  opinion  that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; and

     2. Assuming the accuracy of the documents, representations and warranties of the Company, the public offer, issuance and sale of the Common Stock of the Company to Cornell Capital Partners, L.P. and Westrock Advisors, Inc. has been and will have been duly authorized and validly issued and will be fully paid and nonassessable.

     The opinions expressed herein are solely for your benefit in connection with the Form SB-2 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

     We hereby consent to the use of our name and of this legal opinion as an exhibit to the Form SB-2 Registration Statement of the Company.

                                       Very  truly  yours,

                                       /s/Stephen A. Zrenda, Jr.
                                       -------------------------
                                       Stephen A. Zrenda, Jr.

                                                                   EXHIBIT 10(k)


                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of June z, 2002, by ITS NETWORKS INC., a Florida corporation (the "Company"); CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor"); BUTLER GONZALEZ LLP (the "Investor's Counsel"); and WACHOVIA, N.A., a national banking association, as Escrow Agent hereunder (the "Escrow Agent"). BACKGROUND

     WHEREAS, the Company and the Investor have entered into an Equity Line of Credit Agreement (the "Equity Line of Credit Agreement") dated as of the date hereof, pursuant to which the Investor will purchase the Company's Common Stock, par value $.001 per share (the "Common Stock"), at a price per share equal to the Purchase Price, as that term is defined in the Equity Line of Credit Agreement, for an aggregate price of up to Ten Million Dollars ($10,000,000 U.S.). The Equity Line of Credit Agreement provides that on each Advance Date the Investor, as that term is defined in the Equity Line of Credit Agreement, shall deposit the Advance pursuant to the Advance Notice in a segregated escrow account to be held by Escrow Agent and the Company shall deposit shares of the Company's Common Stock, which shall be purchased by the Investor as set forth in the Equity Line of Credit Agreement, with the Investor's Counsel, in order to effectuate a disbursement to the Company of the Advance by the Escrow Agent and a disbursement to the Investor of the shares of the Company's Common Stock by Investor's Counsel at a closing to be held as set forth in the Equity Line of Credit Agreement (the "Closing").

     WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this Agreement.

     WHEREAS, Investor's Counsel has agreed to accept, hold, and disburse the shares of the Company's Common Stock which have been deposited with it in accordance with the terms of this Agreement.

     WHEREAS, in order to establish the escrow of funds and shares to effect the provisions of the Equity Line of Credit Agreement, the parties hereto have entered into this Agreement.

     NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

     1. Definitions. The following terms shall have the following meanings when used herein:

          a. "Escrow Funds" shall mean the Advance finds deposited with the Escrow Agent pursuant to this Agreement.

          b. "Joint Written Direction" shall mean a written direction executed by the Investor and the Company directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any action pursuant to this Agreement.

          c. "Common Stock Joint Written Direction" shall mean a written direction executed by the Investor and the Company directing Investor's Counsel to disburse all or a portion of the shares of the Company's Common Stock or to refrain from taking any action pursuant to this Agreement.

     2.  Appointment  of  and Acceptance by Escrow Agent and Investor's Counsel.

          a. The Investor and the Company hereby appoint Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

          b. The Investor and the Company hereby appoint Investor's Counsel to serve as the holder of the shares of the Company's Common Stock which shall be purchased by the Investor. Investor's Counsel hereby accepts such appointment and, upon receipt via D.W.A.C or the certificates representing of the shares of the Company's Common Stock in accordance with Section 3 below, agrees to hold and disburse the shares of the Company's Common Stock in accordance with this Agreement.

     3.  Creation  of  Escrow  AccounKommon  Stock  Account.

          a. On or prior to the date of this Agreement the Escrow Agent shall establish an escrow account for the deposit of the Escrow Funds entitled as follows: ITS Networks Inc./Cornell Capital Partners, LP The Investor will wire funds to the account of the Escrow Agent as follows:

Bank:                               Wachovia,  N.A.  of  New  Jersey

Routing  #:                         03  1201467

Account  #:                         2020000659170

Name  on  Account:                  Butler  Gonzalez  LLP/Wachovia,  N.A.  as
                                    Escrow  Agent

Name  on  Sub-Account:              ITS Networks Inc./Cornell Capital Partners,
                                    LP Escrow  account

Reference  Sub-Account  #:          1883-02

Attn:                               Robert  Mercado  (732)  452-3005
                                    Carmela  Agugliaro  (732)  452-3005

Note:                               Only  wire  transfers  shall  be  accepted.

          b. On or prior to the date of this Agreement Investor's Counsel shall establish an account for the D.W.A.C. of the shares of Common Stock. The Company will D.W.A.C. shares of the Company's Common Stock to the account of Investor's Counsel as follows:

Brokerage  Firm:                    Investec  Ernst  &  Co.

Account  #:                         400-07595

DTC  #:                             0233

Name  on  Account:                  Butler  Gonzalez  LLP  Escrow  Account

     4. Deposits into the Escrow Account. The Investor agrees that it shall promptly deliver all monies for the payment of the Common Stock to the Escrow Agent for deposit in the Escrow Account.

     5   Disbursements  from  the  Escrow  Account.
         ------------------------------------------

          a. At such time as Escrow Agent has collected and deposited instruments of payment in the total amount of the Advance and the Investor's Counsel has received such Common Stock via D.W.A.C from the Company which are to be issued to the Investor pursuant to the Equity Line of Credit Agreement, Investor's Counsel shall notify the Company and the Investor. The Escrow Agent will continue to hold such funds until the Investor and Company execute and deliver a Joint Written Direction directing the Escrow Agent to disburse the Escrow Funds pursuant to Joint Written Direction at which time the Escrow Agent shall wire the Escrow Funds to the Company. In disbursing such funds, Escrow Agent is authorized to rely upon such Joint Written Direction from Company and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Investor that Escrow Agent already has on file. Simultaneous with delivery of the executed Joint Written Direction to the Escrow Agent the Investor and Company shall execute and deliver a Common Stock Joint Written Direction to Investor's Counsel directing Investor's Counsel to release via D.W.A.C to the Investor the shares of the Company's Common Stock. In releasing such shares of Common Stock Investor's Counsel is authorized to rely upon such Common Stock Joint Written Direction from Company and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Investor Investor's Counsel has on file.

In the event the Escrow Agent does not receive the amount of the Advance from the Investor, the Escrow Agent shall notify the Company and the Investor. In the event Investor's Counsel does not receive the shares of Common Stock to be purchased by the Investor Investor's Counsel shall notify the Company and the Investor.

     In the event that the Escrow Agent is advised by the Investor's Counsel that the Common Stock has not been received from the Company, in no event will the Escrow Funds be released to the Company until such shares are received by the Investor's Counsel. For purposes of this Agreement, the term "Common Stock certificates" shall mean Common Stock certificates to be purchased pursuant to the respective Advance Notice pursuant to the Equity Line of Credit Agreement.

     6. Collection Procedure. The Escrow Agent is hereby authorized to forward each wire for collection and, upon collection of the proceeds of each wire deposit the collected proceeds in the Escrow Account.

     Any wires returned unpaid to the Escrow Agent shall be returned to the Investor. In such cases, the Escrow Agent will promptly notify the Company of such return.

     7.  Suspension  of  Performance:  Disbursement  Into  Court.
         --------------------------------------------------------

          a. Escrow Agent. If at any time, there shall exist any dispute between the Company and the Investor with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

               i. Suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 8 hereof; and/or

               ii. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

               iii. Escrow Agent shall have no liability to the Company, the Investor, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

          b. Investor's Counsel. If at any time, there shall exist any dispute between the Company and the Investor with respect to holding or disposition of any portion of the shares of Common Stock or any other obligations of Investor's Counsel hereunder, or if at any time Investor's Counsel is unable to determine, to Investor's Counsel's sole satisfaction, the proper disposition of any portion of the shares of Common Stock or Investor's Counsel's proper actions with respect to its obligations hereunder, then Investor's Counsel may, in its sole discretion, take either or both of the following actions:

               i. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Investor's Counsel or until a successor shall be appointed (as the case may be); and/or

               ii. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Investor's Counsel, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all shares of the Company's Common Stock funds held by it, after deduction and payment to Investor's Counsel of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Investor's Counsel in connection with performance of its duties and the exercise of its rights hereunder.

               iii. Investor's Counsel shall have no liability to the Company, the Investor, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the release of shares of the Company's Common Stock or any delay in with respect to any other action required or requested of Investor's Counsel.

     8. Investment of Escrow Funds. The Escrow Agent shall deposit the Escrow Funds in a non-interest bearing money market account.

If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Fund, or such portion thereof, as to which no Joint Written Direction has been received, in investments described above. The foregoing investments shall be made by the Escrow Agent. Notwithstanding anything to the contrary contained, Escrow Agent may, without notice to the parties, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation.

     9. Resirnation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days' prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the representatives of the Investor and the Company identified in Sections 15a.(iv) and 15b.(iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow

Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all hands held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

     10.  Liability  of  Escrow  Agent.
          -----------------------------

          a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice or any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Equity Line of Credit Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Investor jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

          b. The Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by it, binding upon it, without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     1  1.  Liability  of  Investor's  Counsel.
            -----------------------------------

          a. Notwithstanding any liability attributable to Investor's Counsel as counsel to the Investor, Investor's Counsel shall have no liability or obligation with respect to the shares of the Company's Common Stock except for Investor's Counsel's willful misconduct or gross negligence. Investor's Counsel's sole responsibility shall be for the safekeeping and release of the shares of the Company's Common Stock in accordance with the terms of this Agreement. Investor's Counsel shall have no implied duties or obligations and shall not be charged with knowledge or notice or any fact or circumstance not specifically set forth herein. Investor's Counsel may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Investor's Counsel shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Investor's Counsel be liable for incidental, indirect, special, and consequential or punitive damages. Investor's Counsel shall not be obligated to take any legal action or commence any proceeding in connection with the shares of the Company's Common Stock, any account in which shares of Common Stock are deposited and this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Investor's Counsel may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Investor jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

          b. Investor's Counsel is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the shares of the Company's Common Stock, without determination by Butler Gonzalez LLP of such court's jurisdiction in the matter. If any portion of the shares of the Company's Common Stock are at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Investor's Counsel is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by it, binding upon it, without the need for appeal or other action; and if Investor's Counsel complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     12. Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified

Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Investor hereunder in writing, and the and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Investor and/or the Company shall be required to pay such fees and expense if
(a) the Investor or the Company agree to pay such fees and expenses, or (b) the Investor and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) the Investor and the Company are the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party the Company and/or the Investor and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Investor. The Investor and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Investor pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of Escrow Agent.

     13. Indemnification of Investor's Counsel. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Investor's Counsel and each partner, director, officer, employee, attorney, agent and affiliate of Investor's Counsel (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Investor hereunder in writing, and the Investor and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Investor and/or the Company shall be required to pay such fees and expense if (a) the Investor or the Company agree to pay such fees and expenses, or (b) the Investor and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) the Investor and the Company are the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party the Company and/or the Investor and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Investor. The Investor and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Investor pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement.

     14. Expenses of Escrow Agent. Except as set forth in Section 12, the Company shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Company, upon demand by Escrow Agent. The obligations of the Company under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

     15.  Warranties.
          -----------

          a. The Investor makes the following representations and warranties to the Escrow Agent and Investor's Counsel:

               i. The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

               ii. This Agreement has been duly approved by all necessary action of the Investor, including any necessary approval of the limited partner of the Investor, has been executed by duly authorized officers of the Investor's general partner, enforceable in accordance with its terms.

               iii. The execution, delivery, and performance of the Investor of this Agreement will not violate, conflict with, or cause a default under the agreement of limited partnership of the Investor, any applicable law or regulation, any court order or administrative ruling or degree to which the Investor is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement. iv. Mark A. Angelo has been duly appointed to act as the representative of Investor hereunder and has full power and authority to execute, deliver, and perform this Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Investor's representative under this Agreement, all without further consent or direction form, or notice to, the Investor or any other party.

               v. No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

               vi. All of the representations and warranties of the Investor contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

          b. The Company makes the following representations and warranties to Escrow Agent, the Investor and Investor's Counsel:

               i. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has fill power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

               ii. This Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

               iii. The execution, delivery, and performance by the Company of this Escrow Agreement is in accordance with the Equity Line of Credit Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

               iv. Gustavo Gomez has been duly appointed to act as the representative of the Company hereunder and has full power and authority to execute, deliver, and perform this Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take all other actions as the Company's Representative under this Agreement, all without further consent or direction from, or notice to, the Company or any other party.

               v. No party other than the parties hereto shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

               vi. All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

     16. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the District of New Jersey shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of New Jersey, Chancery Division of Essex County shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept the service of process to vest personal jurisdiction over them in any of these courts.

     17. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five
(5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and addressed to the party to be notified as follows:

If  to  Investor,  to:               Cornell  Capital  Partners,  LP
                                     101  Hudson  Street  -  Suite  3606
                                     Jersey  City,  New  Jersey  07302
                                     Attention:  Mark  Angelo
                                     Facsimile:  (201)  985-8266
                                     Portfolio  Manager

With  copy  to:                      Butler  Gonzalez  LLP
                                     1000  Stuyvesant  Avenue  -  Suite  6
                                     Union,  New  Jersey  07083
                                     Attention:  David  Gonzalez,  Esq.
                                     Facsimile:  (908)  810-0973

If  to  Company,  to:                ITS  Networks  Inc.
                                     Villanneva  16  -  5th  Floor
                                     Madrid,  Spain  28001
                                     Attention: Gustavo Gomez, President and CEO
                                     Telephone: (01  1)  (34)  (91)  578-0074
                                     Facsimile: (01  1)  (34)  (95)  277-4458

With  a  copy  to:                   Stephen  A.  Zrenda,  Jr.,  P.C.
                                     100  North  Broadway-  Suite  21  00
                                     Oklahoma  City,  Oklahoma  73  102
                                     Telephone:  (405)  235-21  11
                                     Facsimile:  (405)  235-2157

If to the Escrow Agent,  to:         Wachovia,  N.A.
                                     407  Main  Street
                                     Metuchen,  New  Jersey  08840
                                     Attention:  Robert  Mercado
                                                 Carmela  Agugliaro
                                     Facsimile:  (732)  548-5973

     Or to such other address as each party may designate for itself by like notice.

     18. Amendments or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties of the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     19. Severabilitv. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     20. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

     21. Entire Agreement. This Agreement constitutes the entire Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

     22. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Investor, the Company, or the Escrow Agent.

     IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

                                       ITS  NETWORKS  INC.
                                       By:
                                       Name:  Gustavo  Gomez
                                       Title:  President  and  CEO


                                       WACHOVIA,  N.A.
                                       By:
                                       Name:  Robert  Mercado
                                       Title:  As  the  Escrow  Agent


                                       CORNELL  CAPITAL  PARTNERS,  LP
                                       By:  Yorkville  Advisors,  LLC
                                       Its:  General  Partner

                                       By:
                                       Name:  Mark  A.  Angelo
                                       Title:  Portfolio  Manager


                                       BUTLER  GONZALEZ  LLP
                                       By:
                                       Name:  David  Gonzalez,  Esq.
                                       Title:  Partner

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.


                                       ITS NETWORKS, INC.
                                       By:/s/Gustavo Gomez
                                       Name:  Gustavo Gomez
                                       Title:  President and CEO


                                       WACHOVIA, N.A.
                                       By:/s/Robert Mercado
                                       Title:  As the Escrow Agent


                                       CORNELL  CAPITAL  PARTNERS,  LP
                                       By:   Yorkville  Advisors,  LLC
                                       Its:  General Partner

                                       By:  /s/Mark A. Angelo
                                       Title:  Portfolio Manager


                                       BUTLER GONZALEZ, LLP

                                       By:  /s/David Gorzalez, Esq.
                                       Title:  Partner

                                                                  EXHIBIT 10 (l)


                      AGREEMENT FOR THE SUPPLY OF SERVICES
                      ------------------------------------


THIS  AGREEMENT  entered  into  with  effect  from  1st  of  April  of  2001.

                                    BETWEEN

ITS EUROPE, S.L.U. whose registered office is at Villanueva 16, 5 , 28001 Madrid represented in this act by Mr. Gustavo Gomez Sanchez. (hereinafter referred to as "ITS").

and

MANAGEMENT INTELLIGENCE S.L. whose registered office is at Leopoldo Alas Clarin,
2,  28035  Madrid,  represented  in  this  act  by   Mr.  Martin  Becerra  Olmos
(hereinafter  referred  to  as  "the  Supplier").

                                    WHEREAS

(Definitions  used  in  this  Agreement  are  set  out  in  Clause  14  hereof).

ITS wishes to purchase from the Supplier and the Supplier wishes to supply to ITS for their mutual benefit the services more particularly described under the terms and conditions set out below

                                    CLAUSES


1.     ENGAGEMENT

1.1 The Supplier accepts the engagement, to provide to ITS the Services as set out in Schedule 1 hereto in accordance with and pursuant to the terms and conditions set out in this Agreement.

        1.2 The Supplier shall perform the Services at ITS's premises in Madrid. The Supplier agrees to travel into Spain and to foreign countries that may need to comply with the Services.


2.     COMMENCEMENT  AND  DURATION

       2.1     The Agreement shall come into force on the date of the signature.

2.2 The Agreement shall remain in force unless terminated under the provisions herein until the expiry of the period stated in the Schedule. The duration of this Agreement may only be extended by mutual Agreement and in writing.

2.3 The parties agree a 25 labour days of holidays that will be pay by ITS. This holidays days has to be agreed with ITS.

3.     PAYMENT  TERM

3.1 In consideration for the satisfactory performance of the Services, ITS shall pay to the Supplier the amounts set out in Schedule 1 in accordance with the payment terms also set out in these clause 3.

3.2 The Supplier will invoice ITS on a monthly basis for the Services provided and expenses incurred in that month. ITS will pay the Supplier before the end of each month.

3.3     All  invoices and expenses must be sent directly to the address shown in
Schedule  1.

3.4 The Supplier will not be paid for any costs additional to those specified in Schedule 1 without prior written authorization from ITS.


4.     VAT

     (i) All sums payable to the Supplier under this Agreement unless otherwise stated do not include the VAT.

     (ii) VAT or other duties or taxes in respect of such sums shall be payable to the Supplier in addition to such sums.


5.     ITS'S  OBLIGATIONS

ITS  shall:

5.1 grant the Supplier the access to its premises, offices, facilities and equipment to facilitate the Supplier to carry out its obligations;

5.2 provide the Supplier with all necessary information and data as may be reasonably required by the Supplier to perform the Services.


6.     THE  SUPPLIER'S  OBLIGATIONS

6.1     The  Supplier  shall:

          (a) perform and carry out the Services with reasonable skill and care;

          (b) devote sufficient time and attention to the performance of the Services for the satisfactory completion;

          (c) advise ITS with respect to all aspects of the Services and comply with the requests of ITS with respect to the performance.

6.2 In the event that ITS provides or makes available any work equipment to the Supplier for purposes of the Services or for any other purpose, the title to such equipment and the insurance risk in respect of such equipment shall remain with ITS. The Supplier shall return the equipment to ITS upon completion of the performance of the Services or earlier termination.


7.     LIABILITY  AND  INDEMNITY

     Neither Party will be liable for the indirect or consequential loss or loss of business, profits, clients or revenue or anticipated savings of the other.


8.     TERMINATION  OF  THE  AGREEMENT

8.1 In the event that one Party decides to terminate the Agreement, shall give a three months written notice to the other. In the event that ITS breach the Agreement ITS will pay the Supplier six months of the monthly rate. If the Supplier terminate the Agreement will provide three months of Services as a transition time.

     8.2 This Agreement may also be terminated by either Party without any right of compensation:

     (a) is in material breach of this Agreement and shall fail to provide an acceptable plan to remedy such breach (if the same is capable of remedy) within seven days of being required by written notice so to do; or

     (b) if the other Party shall become insolvent or have a receiver, administrative receiver or administrator appointed over the whole or part of its assets, or go into liquidation otherwise than for the purposes of amalgamation or reconstruction, or in the event that the Supplier is a firm, partnership, business or other incorporated body, if an interim order is applied for or made or a voluntary arrangement approved, or if a petition for bankruptcy is presented or bankruptcy order is made, or in any event if any arrangement is made with creditors or other such similar step taken in consequence of that Party being unable to pay its debts.


9.     CONFIDENTIAL  INFORMATION  AND  INTELLECTUAL  PROPERTY  RIGHTS

     All industrial and intellectual property rights, including, but not limited to, design rights, trade marks (whether registered or not), patents and copyright which may arise in any invention, document or report or which may be discovered or produced during or incidental to the performance of the Services, whether by the Supplier alone or jointly with ITS, shall vest exclusively with ITS and, further the Supplier hereby grants to ITS by way of assignment of future inputs due or any such rights which it may acquire by operation of law or otherwise in any intellectual or industrial property rights arising out of or incidental to the performance of the Services. All information and data in whatever form disclosed by one Party to the other Party shall be treated as confidential by the recipient and shall not be used or disclosed other than for the performance of its obligations under the Agreement, without the prior written consent of the other Party.


10.     FORCE  MAJEURE

     Neither Party shall be liable to the other for any loss, damage, cost or expenses which may be suffered by the other Party as a result of any failure to perform its obligations under this Agreement as a result of any circumstances outside its reasonable control ("Force Majeure") provided that the affected party notifies the other party immediately of any such Force Majeure event and takes reasonable steps to minimize the impact of the Force Majeure event on their obligations under this Agreement. Either Party shall be entitled to terminate this Agreement if the Force Majeure event continues for a period of 1 month.


11.     ENTIRE  AGREEMENT

     This Agreement and the Schedules attached shall constitute the entire Agreement between the Parties in respect of the performance of the services and it supersedes all proposals or prior Agreements oral or written.


12.     ASSIGNMENT  AND  SUB-CONTRACTING

     12.1 Neither Party shall, without the prior written consent of the other Party, assign the whole or part of this Agreement or its rights or obligations hereunder except for ITS who shall have the right to assign the whole or part of this Agreement to another company within ITS's group of companies.

     12.2 The Supplier shall not at any time sub-contract any of its obligations under this Agreement, or any part thereof, without ITS's prior written consent.


13.     GOVERNING  LAW

This Agreement shall be governed by and interpreted in accordance with the laws of Spain, and the Parties hereby submit to the exclusive jurisdiction of the Spanish Courts in Madrid.


14.     DEFINITIONS

The  following  words  shall  have  the  following  meanings:

"Agreement" shall mean this Agreement including all amendments and supplements and Schedules which are signed by an authorized representative of each party;

"Services" shall mean the provision of services including tasks, projects, advice, information and assistance, including the provision of reports, to be carried out or provided by the Supplier for or to ITS or its affiliates and Clients.

 "Client" shall mean the client or clients of ITS and Affiliates in relation to the person that is providing the services.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth at the beginning


Signed  by  an  authorized officer         Signed by an authorized officer by an
 for and on behalf of                       for and on behalf of


ITS  EUROPE,  S.L.U                        MANAGEMENT  INTELLIGENCE  S.L.



-------------------------------            ------------------------------------
Gustavo  Gomez  Sanchez                    Martin  Becerra  Olmos
President  and  CEO                        The  Supplier

                                   SCHEDULE 1
                                   ----------


Supplier  Name:                  MANAGEMENT  INTELLIGENCE  S.L.

Annual  rate:                    102.000  Euros  plus  the  VAT  applicable.
                                 This quantity will be revised annually agree with ITS policy.

Variable  (bonus)                Additionally  the  Supplier will be entitled to
                                 receive a quantity additional variable until a 50% of his annual rate based on the objectives to define with the President and CEO at the beginning of each exercise. This implies that in accordance with the level of execution of the objectives settled down by ITS the quantity will be determined that the Supplier will receive for this concept. The Supplier will be included in the plans of Stock Options made by ITS for his employees and Suppliers.

Expenses:                        ITS  will  reimburse  reasonable  expenses.
                                 Business expenses will be reimburse as incurred.


Agreement  Duration:             Indefinite.


Address  to  send  invoices:     Finance  Department


Description of the Services:     Finance and Account



Please  confirm  your  acceptance  to  the  above  offer  in  this  Schedule  I.


Signed  by an authorized officer            Signed by an authorized officer
 for  and  on  behalf  of                    for  and  on  behalf  of


ITS  EUROPE,  S.L.U                          MANAGEMENT  INTELLIGENCE  S.L.



-----------------------------                -----------------------------------
Gustavo  Gomez  Sanchez                      Martin  Becerra  Olmos
President  and  CEO                          The  Supplier

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the registration statement of our report dated December 14, 2001, relating to the financial statements of ITS Networks, Inc. and Subsidiaries for September 30, 2001 and to the reference to our firm under the caption "Experts" in the Prospectus.


                                 Moore Stephens
                                 Certified Public Accountants






New York, New York
October 11, 2002